EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
PROTERRA INC, et al.,[1]	)	Case No. 23-11120 (BLS)
)
Debtors.	)	(Jointly Administered)
)

JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR PROTERRA INC AND ITS DEBTOR AFFILIATE

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Paul M. Basta (admitted pro hac vice)

Robert A. Britton (admitted pro hac vice)

Michael J. Colarossi (admitted pro hac vice)

1285 Avenue of the Americas

New York, New York 10019

Tel: (212) 373-3000

Fax: (212) 757-3990

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Pauline K. Morgan (No. 3650)

Andrew L. Magaziner (No. 5426)

Shella Borovinskaya (No. 6758)

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Tel: (302) 571-6600

Fax: (302) 571-1253

Counsel to the Debtors and Debtors in Possession

Dated: December 17, 2023

[1]	The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Proterra Inc (9565); and Proterra Operating Company, Inc. (8459). The location of the Debtors’ service address is: 1815 Rollins Road, Burlingame, California 94010.

TABLE OF CONTENTS

Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW	1

A. Defined Terms	1
B. Rules of Interpretation	17
C. Computation of Time	18
D. Governing Law	18
E. Reference to Monetary Figures	18
F. Controlling Document	18
G. Consultation, Information, Notice, and Consent Rights	18

Article II. ADMINISTRATIVE AND PRIORITY TAX Claims	19

A. Administrative Expense Claims	19
B. Self-Insured Escrow Account	21
C. Payment of Restructuring Expenses	22
D. Statutory Fees	22

Article III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	22

A. Introduction	22
B. Summary of Classification	23
C. Treatment of Claims and Interests	24
D. Special Provision Governing Unimpaired Claims	28
E. Elimination of Vacant Classes	28
F. Intercompany Interests	28
G. Controversy Concerning Impairment or Classification	28
H. Acceptance or Rejection of this Plan	29

Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN	29

A. Transactions Effective as of the Effective Date	29
B. Marketing Process; Plan Implementation	30
C. Sources of Consideration for Plan Distributions	30
D. Distribution Trust	31
E. Dissolution of Distribution Trust	41
F. Certain Securities Laws Matters	41
G. Reserve and Escrow Accounts	43
H. Tax Returns	44
I. Debtors’ Existence, Wind Down	44
J. Transition Services	45
K. Cancellation of Existing Indebtedness and Securities	45
L. Filing of Monthly and Quarterly Reports and Payment of Statutory Fees	46
M. Plan Support Agreement Termination	46
N. Reorganization	47
O. Corporate Authorization	50
P. Director and Officer Liability Insurance	51
Q. Effectuating Documents and Further Transactions	51
R. Treatment and Preservation of Causes of Action	52

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S. Exemption from Certain Taxes and Fees	52

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	53

A. Treatment of Executory Contracts and Unexpired Leases	53
B. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	54
C. Rejection Damages Claims	54
D. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	54
E. Insurance Policies	55
F. Reservation of Rights	56
G. Nonoccurrence of Effective Date	56

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS	56

A. Timing and Calculation of Amounts to Be Distributed; Entitlement to Distributions	56
B. Disbursing Agent	56
C. Distributions to Distribution Trust Beneficiaries	57
D. Delivery of Distributions and Undeliverable or Unclaimed Distributions	58
E. Compliance with Tax Requirements/Allocations	59
F. Surrender of Cancelled Instruments or Securities	60
G. Manner of Payment	60
H. Foreign Currency Exchange Rate	60
I. Distributions on Account of Obligations of Multiple Debtors	60
J. Claims Paid or Payable by Third Parties	61

Article VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS	61

A. Disputed Claims	61
B. Estimation of Claims	62
C. Adjustment to Claims or Interests Without Objection	62
D. No Distributions Pending Allowance	63

Article VIII. CONDITIONS PRECEDENT TO THE Effective date	63

A. Conditions Precedent to the Effective Date	63
B. Waiver of Conditions	64
C. Effect of Nonoccurrence of Conditions	64

Article IX. SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS	65

A. Compromise and Settlement of Claims, Interests, and Controversies	65
B. Releases by the Debtors	65
C. Releases by the Releasing Parties	67
D. Exculpation	69
E. Discharge; Injunction	70
F. Non-Discharge of the Debtors; Injunction	71
G. Setoffs	72
H. Release of Liens	73

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Article X. BINDING NATURE OF PLAN	74

Article XI. RETENTION OF JURISDICTION	74

Article XII. MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN	76

A. Modifications and Amendments	76
B. Effect of Confirmation on Modifications	76
C. Revocation or Withdrawal of the Plan	76
D. Substantial Consummation of the Plan	77

Article XIII. MISCELLANEOUS PROVISIONS	77

A. Immediate Binding Effect	77
B. Successors and Assigns	77
C. Reservation of Rights	77
D. Service of Documents	78
E. Dissolution of Committees	78
F. Nonseverability of Plan Provisions	78
G. Return of Security Deposits	79
H. Entire Agreement	79
I. Exhibits	79
J. Votes Solicited in Good Faith	79
K. Closing of Chapter 11 Cases	80
L. Filing of Additional Documents	80
M. Deemed Acts	80
N. Waiver or Estoppel	80

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INTRODUCTION

Proterra Inc (“Proterra” or “TopCo”) and Proterra Operating Company, Inc. (each, a “Debtor” and, collectively, the “Debtors”) propose the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code.  Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor. Capitalized terms used herein shall have the meanings set forth in Article I.A hereof.

Holders of Claims and Interests may refer to the Disclosure Statement for a description of the Debtors’ history, business, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan and the transactions contemplated thereby.  Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

Article I.

DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND
GOVERNING LAW

A.	Defined Terms

The following terms shall have the following meanings when used in capitalized form herein:

1.        “503(b)(9) Claims” means Claims arising under section 503(b)(9) of the Bankruptcy Code against a Debtor for which a Proof of Claim was filed on or before the General Claims Bar Date.

2.        “Administrative Claims Bar Date” means the first Business Day that is 30 days following the Effective Date.

3.        “Administrative Expense Claim” means any Claim of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating Debtors’ business; (b) Allowed Professional Compensation Claims; (c) Statutory Fees; (d) 503(b)(9) Claims; (e) Health Insurance Claims; and (f) KEIP Claims.

4.        “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

5.        “Agreed Second Lien Obligations” has the meaning ascribed to such term in the Final Cash Collateral Order.

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6.        “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest in a liquidated amount as to which no objection has been Filed prior to the applicable claims objection deadline and that is evidenced by a Proof of Claim timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim under this Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and for which no Proof of Claim has been timely Filed in an unliquidated or a different amount; (c) a Claim or Interest that is upheld or otherwise Allowed (i) pursuant to the Plan (including any Claim or Interest that is upheld or otherwise Allowed pursuant to a settlement executed by the Distribution Trustee in accordance with Article IV.D), (ii) in any stipulation that is approved by the Bankruptcy Court, (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, or (iv) by Final Order (including any such Claim to which the Debtors had objected or which the Bankruptcy Court had disallowed prior to such Final Order); provided that with respect to a Claim or Interest described in clauses (a) through (c) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim or Interest no objection to the allowance thereof has been or, in the Debtors’ or the Distribution Trustee’s reasonable good faith judgment, may be interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim or Interest, as applicable, shall have been allowed by a Final Order; provided, further, that no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor. A Proof of Claim Filed after the Bar Date is not considered Allowed and shall be deemed expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be deemed expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings.

7.        “Assets” means any and all of the right, title and interest of the Debtors in and to property of whatever type or nature, including, without limitation, any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, Claims, Causes of Action and any other general intangibles of the Debtors, as the case may be, including, without limitation, the Debtors’ Estates.

8.        “Avoidance Actions” means any and all claims and Causes of Action which any of the Debtors, the Estates, Distribution Trustee, or any other appropriate party in interest has asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

9.        “Balloting Agent” means Kurtzman Carson Consultants LLC, in its capacity as notice and balloting agent for the Debtors.

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10.        “Ballots” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received by the Balloting Agent on or before the Voting Deadline.

11.        “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time.

12.        “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases and, in the event of any withdrawal of reference under 28 U.S.C. § 157, the United States District Court for the District of Delaware.

13.        “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated by the United States Supreme Court under 28 U.S.C. § 2075 and the general, local, and chambers rules of the Bankruptcy Court, as each may be amended from time to time.

14.        “Bar Date” means, with respect to any particular Claim, the applicable date set by the Bankruptcy Court as the last day for Filing Proofs of Claim or requesting allowance of Administrative Claims in the Chapter 11 Cases for such Claim, whether pursuant to the Confirmation Order, this Plan, the Order Establishing Bar Dates for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof [Docket No. 187] and Notice of Entry of Bar Date Order Establishing Deadlines for Filing Proofs of Claim (Including for Claims Asserted Under Section 503(b)(9) of the Bankruptcy Code) Against the Debtors [Docket No. 344], or any other applicable order of the Bankruptcy Court.

15.        “Bidding Procedures” means the Bidding Procedures attached as Exhibit 1 to the Bidding Procedures Order, as amended, supplemented, or otherwise modified from time to time.

16.        “Bidding Procedures Order” means that certain Order (A) Approving Bidding Procedures to Govern the Sale of All or Substantially All of the Debtors’ Assets Pursuant to Section 363 of the Bankruptcy Code, (B) Approving Procedures Regarding Entry Into One or More Stalking Horse Agreements, (C) Establishing Procedures for the Assumption and Assignment of Executory Contracts and Unexpired Leases, (D) Approving the Form and Manner of the Notice of Assumption and Assignment of Executory Contracts and Unexpired Leases, (E) Scheduling Auctions for the Sales of the Company Assets and Hearings to Consider Approval of the Sales and Approving the Form and Manner of the Notice Thereof, and (F) Granting Related Relief [Docket No. 218] entered in the Chapter 11 Cases.

17.        “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

18.        “Cash” means legal tender of the United States of America or the equivalent thereof.

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19.        “Cause of Action” means, without limitation, any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) Avoidance Actions; (b) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

20.        “Certificate” means any instrument evidencing an extinguished Claim or Interest.

21.        “Chapter 11 Cases” means the above-captioned, jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court.

22.        “Claim” means a “claim” as such term is defined in section 101(5) of the Bankruptcy Code, as against any Debtor.

23.        “Claims Agent” means Kurtzman Carson Consultants LLC, in its capacity as claims agent for the Debtors.

24.        “Claims Objection Deadline” shall mean 180 days after the Effective Date, or such later date as may be ordered by the Bankruptcy Court.

25.        “Class” means a category of Claims or Interests as set forth in Article III hereof pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.

26.        “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee on August 24, 2023 pursuant to the U.S. Trustee’s Notice of Appointment of Committee of Unsecured Creditors [Docket No. 126], and as amended pursuant to the U.S. Trustee’s Amended Notice of Appointment of Committee of Unsecured Creditors [Docket No. 268].

27.        “Company” means, collectively, Proterra Inc and Proterra Operating Company, Inc.

28.        “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

29.        “Confirmation Date” means the date upon which Confirmation occurs.

30.        “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order, as such hearing may be adjourned or continued from time to time in the Debtors’ sole discretion.

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31.        “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, in form and substance reasonably acceptable to the Debtors and the Plan Sponsor.

32.        “Consummation” means the occurrence of the Effective Date.

33.        “Cure Claim” means a Claim based upon a monetary default, if any, by any Debtor under an Executory Contract or Unexpired Lease at the time such contract or lease is assumed or assumed and assigned by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

34.        “Cure Cost Reduction” has the meaning ascribed to such term in Article III.C.4.

35.        “Cure Notice” means the (a) Notice of (I) Potential Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (II) Proposed Cure Amounts [Docket No. 279]; (b) First Amended Notice of (I) Potential Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (II) Proposed Cure Amounts [Docket No. 472]; (c) Second Amended Notice of (I) Potential Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (II) Proposed Cure Amounts [Docket No. 528]; and (d) Third Amended Notice of (I) Potential Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (II) Proposed Cure Amounts [Docket No. 643], as further amended, supplemented, or otherwise modified from time to time.

36.        “D&O Policy” means any insurance policy for directors, members, trustees, and officers liability issued at any time to or providing coverage to the Debtors and/or their directors, members, trustees, and/or officers, and all agreements, documents or instruments relating thereto.

37.        “Debtor” has the meaning ascribed to such term in the introduction to this Plan.

38.        “Debtor Release” means the releases set forth in Article IX.B of the Plan.

39.        “Definitive Documents” has the meaning ascribed to such term in the Plan Support Agreement.

40.        “Disallowed” means all or that portion, as applicable, of any Claim or Interest which: (a) has been disallowed under the Plan, the Bankruptcy Code, applicable law or by a Final Order; (b) is scheduled by the Debtors as being in an amount of zero dollars ($0.00) or as contingent, disputed, or unliquidated and as to which no Proof of Claim was timely filed or deemed timely filed prior to the applicable Bar Date pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including the order approving the Bar Date, or otherwise deemed timely filed under applicable law; or (c) is not scheduled by the Debtors and as to which no Proof of Claim or request for allowance of an Administrative Claim (as applicable) has been timely filed or deemed timely filed prior to the applicable Bar Date pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

41.        “Disbursing Agent” means, as set forth in Article VI.B, (i) the Debtors or (ii) any Person(s) selected by the Distribution Trustee to make or facilitate the distributions required by this Plan, the Confirmation Order, or the Distribution Trust Agreement.

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42.        “Disclosure Statement” means the Disclosure Statement for Joint Plan of Reorganization for Proterra Inc and Its Debtor Affiliate Under Chapter 11 of the Bankruptcy Code, dated December 17, 2023, as the same may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules, and any other applicable law.

43.        “Disputed” means, with respect to any Claim or Interest, any Claim or Interest or any portion thereof that is not yet Allowed nor Disallowed.

44.        “Disputed Claims Reserve Amount” means, as of each Distribution Date, (a) the amount of Cash that would be required to provide each Holder of a Disputed Administrative Expense Claim, Priority Tax Claim, Other Secured Claim, Other Priority Claim, or General Unsecured Claim with the recovery to which it would have been entitled under this Plan if such Claim had been Allowed as of the Effective Date (for the avoidance of doubt, the calculation of such amount shall reflect any prior Distributions, and any potential future Distributions, to First Priority Distribution Trust Beneficiaries and Second Priority Distribution Trust Beneficiaries), (b) such lesser amount as determined by the Bankruptcy Court, or (c) such lesser amount as agreed to between the Distribution Trustee and the holders of such Claims, as applicable.

45.        “Distributable Cash” means, (a) if no Plan Support Agreement Termination has occurred prior to the Effective Date, cash on hand of the Debtors as of the Effective Date, including cash proceeds from the Sales, less the Reorganized Proterra Retained Cash; or (b) if a Plan Support Agreement Termination has occurred prior to the Effective Date, cash on hand of the Debtors as of the Effective Date, including cash proceeds from the Sales and the Reorganized Proterra Retained Cash.

46.        “Distribution” means any payment or transfer made on account of an Allowed Claim by the Disbursing Agent pursuant to the terms of this Plan.

47.        “Distribution Date” means any Date on which a Distribution is made.

48.        “Distribution Record Date” means the Confirmation Date.

49.        “Distribution Trust” means the trust, of which the Distribution Trustee shall serve as trustee, formed pursuant to this Plan, the Distribution Trust Agreement, and the Confirmation Order, and administered in accordance with the terms of Article IV.D hereof.

50.        “Distribution Trust Agreement” means the agreement, to be included in the Plan Supplement, as it may be amended, effective as of the Effective Date, establishing and setting forth the terms and conditions which shall, in conjunction with this Plan and the Confirmation Order, govern the administration of the Distribution Trust, which agreement shall be in a form reasonably acceptable to the Debtors and the Second Lien Agent.

51.        “Distribution Trust Assets” means: (a) Cash in an amount equal to (i) the total amount of Distributable Cash less (ii) (A) cash transferred to the Distribution Trust (if any) on the Effective Date to fund the Distribution Trust Expense Reserve, and (B) cash paid from Distributable Cash on the Effective Date on account of the treatment of Administrative Claims

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(including through the funding of the Professional Compensation Escrow Account and the Self-Insured Escrow Account from Distributable Cash on the Effective Date), Priority Tax Claims, and Classes 1 to 4; (b) the Distribution Trust’s beneficial interests in the net proceeds of the Wind Down, if any; (c) the Retained Causes of Action scheduled for transfer to the Distribution Trust on the Schedule of Retained Causes of Action, if any; (d) the Distribution Trust’s beneficial interests in (i) the Professional Compensation Escrow Account, (ii) the Self-Insured Escrow Account, and (iii) the Distribution Trust Expense Reserve to the extent funds remain in (i) the Professional Compensation Escrow Account after payment of all allowed Professional Compensation Claims, (ii) the Self-Insured Escrow Account after the payment of all Health Insurance Claims, if any, or (iii) the Distribution Trust Expense Reserve following completion of the Wind Down, respectively; and (e) any assets of Proterra Transit (excluding any assets utilized by the Debtors for both Proterra Transit and Proterra Energy), to the extent such assets have not been sold prior to the Plan Effective Date.

52.        “Distribution Trust Beneficiaries” means the First Priority Distribution Trust Beneficiaries and the Second Priority Distribution Trust Beneficiaries.

53.        “Distribution Trust Expense Reserve” means the reserve to be established and funded from the Distribution Trust Assets pursuant to the terms of this Plan to satisfy the costs of administering the Distribution Trust and effecting the Wind Down (including, for the avoidance of doubt, any administrative costs associated with the closing of these Chapter 11 Cases and payment of any Statutory Fees after the Effective Date) in an amount to be determined by the Debtors, in consultation with the Second Lien Agent, and set forth in the Plan Supplement, not to exceed $10,000,000 (subject to replenishment and modification, as set forth in the Distribution Trust Agreement).

54.        “Distribution Trust Interests” has the meaning ascribed to such term in Article IV.F.

55.        “Distribution Trustee” means FTI Consulting, Inc. or such other trustee appointed by the Debtors and identified in the Plan Supplement, to serve as the trustee under the Distribution Trust Agreement, or any successor thereto appointed in accordance with the terms of the Plan and the Distribution Trust Agreement, as applicable.

56.        “DTC” means the Depository Trust Company or any successor thereto.

57.        “Effective Date” means the first Business Day on which (a) all of the conditions specified in Article VIII.A hereof have been satisfied or waived pursuant to Article VIII.B hereof and (b) no stay of the Confirmation Order is in effect.

58.        “Effective Date Notice” means the notice of Confirmation Order and Effective Date, which shall be Filed and served on or before five (5) Business Days after the Effective Date.

59.        “Entity” means an “entity” as such term is defined in section 101(15) of the Bankruptcy Code.

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60.        “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

61.        “Exchange Act” means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).

62.        “Exculpated Parties” means, collectively, (a) the Debtors, (b) any Statutory Committee and each of its members, solely in their capacity as such, and (c) with respect to each of the foregoing Persons in clauses (a) and (b), such Persons’ predecessors, successors, assigns, subsidiaries, affiliates, current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees, in each case in their capacity as such.

63.        “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

64.        “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or other court of competent jurisdiction in the Chapter 11 Cases.

65.        “Final Cash Collateral Order” means the Bankruptcy Court’s Final Order (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief [Docket No. 422].

66.        “Final Distribution” means the distribution under this Plan which, (a) after giving effect to such distribution, results in remaining assets held by the Distribution Trust, including cash, of a value of less than $2,000 or (b) the Bankruptcy Court determines that such distribution is the Final Distribution.

67.        “Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter that has not been reversed, stayed, modified, or amended, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing will have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order will not preclude such order from being a Final Order.

68.        “First Lien Agent” means Bank of America, N.A. in its capacity as administrative agent under the First Lien Credit Agreement.

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69.        “First Lien Claim” means any Claims on account of, arising under, derived from, or based upon the First Lien Credit Facility, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto.

70.        “First Lien Credit Agreement” means that certain Loan, Guarantee, and Security Agreement dated as of May 8, 2019, by and among OpCo, the lenders from time to time party thereto, the issuing bank party thereto, and the First Lien Agent.

71.        “First Lien Documents” means, collectively, the First Lien Credit Agreement, the First Lien Letters of Credit, and all instruments, security agreements, collateral agreements, guarantee agreements, intercreditor agreements, pledges, and other documents with respect to the facilities provided under the First Lien Credit Agreement.

72.        “First Lien Credit Facility” means the revolving credit facility and letter of credit facility provided for under the First Lien Credit Agreement.

73.        “First Lien Letters of Credit” means the outstanding letters of credit under the First Lien Credit Facility as of the Petition Date.

74.        “First Lien Professionals” means any lawyers, financial advisors, investment bankers, and/or other professionals retained by the First Lien Agent in connection with these Chapter 11 Cases.

75.        “First Priority Distribution Trust Beneficiaries” means holders of outstanding Allowed Administrative Expense Claims (other than Professional Compensation Claims), holders of outstanding Allowed Priority Tax Claims, holders of outstanding Allowed Other Secured Claims and holders of outstanding Allowed Other Priority Claims, in each case, to the extent such Claims were Disputed as of the Effective Date and not Reinstated or otherwise assumed by the Reorganized Debtors, if any, until such Claims are paid in full.

76.        “General Bar Date” means the “General Bar Date” as defined in the Order Establishing Bar Dates for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof [Docket No. 187] and Notice of Entry of Bar Date Order Establishing Deadlines for Filing Proofs of Claim (Including for Claims Asserted Under Section 503(b)(9) of the Bankruptcy Code) Against the Debtors [Docket No. 344].

77.        “General Unsecured Claim” means any Claim, other than an Administrative Expense Claim (including any Professional Compensation Claims), a Priority Tax Claim, an Other Secured Claim, an Other Priority Claim, a First Lien Claim, a Second Lien Convertible Notes Claim, or an Intercompany Claim.

78.        “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

79.        “Health Insurance Claims” means claims arising out of the Debtors’ self-insured employee benefits programs.

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80.        “Holder” means any Person or Entity holding a Claim or an Interest.

81.        “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

82.        “Insurance Contract” means all insurance policies that have been issued at any time to the Debtors or that provide coverage to any of the Debtors (including, but not limited to, any D&O Policies) and all agreements, documents, or instruments relating thereto.

83.        “Intercompany Claim” means any Claim held by a Debtor against another Debtor.

84.        “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

85.        “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

86.        “KEIP” means the Debtors’ key employee incentive plan, approved by the Bankruptcy Court’s Order Approving Debtors’ Key Employee Incentive Plan [Docket No. 347].

87.        “KEIP Claims” means Claims arising under the KEIP.

88.        “LG Parties” means, collectively, LG Energy Solution, Ltd and its affiliates’ predecessors, successors, assigns, subsidiaries, affiliates, current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees, in each case in their capacity as such.

89.        “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

90.        “Liquidation Payment Amount Claim” means any valid unavoidable Claim against the Debtors on account of, or related to, Section 2.2 of each of the Second Lien Convertible Notes (Payment upon a Liquidation Event or Deemed Liquidation Event).

91.        “Marketing Process” means the process for the marketing and sale of all or substantially all of the Debtors’ assets, or any combination thereof, pursuant to the Bidding Procedures Order.

92.        “New Board” means the initial board of directors, board of managers, or member, as the case may be, of Reorganized Proterra.

93.        “New Common Stock” means, if a Reorganization occurs, the single class of common equity interests to be issued by Reorganized Proterra on the Effective Date.

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94.        “New Organizational Documents” means the organizational and governance documents for Reorganized Proterra and its subsidiaries, if any, including, as applicable, the certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, certificates of conversion, limited liability company agreements, operating agreements, limited partnership agreements, stockholder or shareholder agreements, bylaws, indemnification agreements, any registration rights agreements (or equivalent governing documents of any of the foregoing), consistent with section 1123(a)(6) of the Bankruptcy Code and Article IV.N.4 of the Plan.

95.        “OpCo” means Debtor Proterra Operating Company, Inc.

96.        “Other Priority Claim” means any Claim other than an Administrative Expense Claim or a Priority Tax Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code.

97.        “Other Secured Claim” means a Secured Claim other than a Priority Tax Claim, a First Lien Claim, or a Second Lien Convertible Notes Claim.

98.        “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

99.        “Petition Date” means August 7, 2023.

100.    “Plan” means this Joint Plan of Reorganization for Proterra Inc and Its Debtor Affiliate Under Chapter 11 of the Bankruptcy Code, dated December 17, 2023, as the same may be amended, supplemented, or otherwise modified from time to time, including, without limitation, the Plan Supplement (as altered, amended, supplemented, or otherwise modified from time to time) and any other exhibits or schedules hereto or thereto, which are incorporated herein by reference and are part of this Plan as if set forth herein.

101.    “Plan Cure Notice” means a notice of a proposed amount of Cash to be paid on account of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed, or assumed and assigned, under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include the amount of Cure Claim (if any) to be paid in connection therewith.

102.    “Plan Sponsor” means, collectively, the Second Lien Agent, Anthelion Prodigy Co-Investment LP (f/k/a CSI Prodigy Co-Investment LP), Anthelion I Prodigy Holdco LP (f/k/a CSI I Prodigy Holdco LP), and Anthelion PRTA Co-Investment LP (f/k/a CSI PRTA Co-Investment LP).

103.    “Plan Supplement” means the documents and forms of documents, agreements, schedules, and exhibits to the Plan, in form and substance reasonably acceptable to the Debtors and the Plan Sponsor, which shall include (a) the Distribution Trust Agreement, (b) the Schedule of Retained Causes of Action, (c) the Schedule of Assumed Executory Contracts and Unexpired Leases, if any, (d) the identity of the Distribution Trustee, and (e) the Cash amount to be funded into the Distribution Trust Expense Reserve on the Effective Date; provided, that through the Effective Date, the Debtors, with the reasonable consent of the Plan Sponsor, shall have the right

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to amend, supplement, or otherwise modify the Plan Supplement in accordance with the terms of this Plan.

104.    “Plan Support Agreement” means that certain Chapter 11 Plan Support Agreement dated November 6, 2023, by and among the Debtors and the Plan Sponsor, as amended, restated, or otherwise modified from time to time, including as set forth in the Notice of Filing Revised Plan Support Agreement and Plan Term Sheet with Technical Modifications [Docket No. 565].

105.    “Plan Support Agreement Termination” means a termination of the Plan Support Agreement in accordance with its terms prior to the Effective Date.

106.    “Plan Support Agreement Termination Distribution” means the distributions contemplated in this Plan in the event of a Plan Support Agreement Termination.

107.    “Powered Successful Bidder” means Volvo Battery Solutions LLC, in its capacity as Successful Bidder with respect to the Debtors’ Proterra Powered assets.

108.    “Prepetition Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of August 4, 2020, by and among the First Lien Agent and the Second Lien Agent.

109.    “Prepetition Loan Documents” means the First Lien Documents, the Second Lien Convertible Notes Documents, and the Prepetition Intercreditor Agreement.

110.    “Priority Tax Claim” means any Claim of a Governmental Unit of the kind entitled to priority of payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

111.    “Professional” means a Person or Entity employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 363, or 331 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to a Bankruptcy Court order.

112.    “Professional Compensation Claim” means a claim against a Debtor for all professional services rendered and costs incurred on or after the Petition Date by a Professional, including estimates through the Effective Date, in connection with the Chapter 11 Cases.

113.    “Professional Compensation Escrow Account” means an interest-bearing account to be funded by the Debtors on the Effective Date in accordance with Article II of this Plan.

114.    “Proof of Claim” means a written proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

115.    “Proterra” has the meaning ascribed to such term in the introduction to this Plan.

116.    “Proterra Energy” means the Debtors’ energy business line.

117.    “Proterra Powered” means the Debtors’ powered-products business line.

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118.    “Proterra Transit” means the Debtors’ transit business line.

119.    “Pro Rata” means the proportion that a Claim or Interest in a particular Class bears to the aggregate amount of the Claims or Interests in that Class, or to the aggregate amount of the Claims or Interests in a particular Class and other Classes entitled to share in the same recovery as such Claim or Interest, under this Plan.

120.    “Purchase Agreement” means any asset purchase agreement to be executed between a Purchaser and all or certain of the Debtors in connection with a Sale.

121.    “Purchaser” means any purchaser party to any Sale.

122.    “Reinstate”, “Reinstatement”, or “Reinstated” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

123.    “Released Parties” means, collectively, the Releasing Parties; provided that, in each case, an Entity shall not be a Released Party if it: (a) elects to opt out of the releases contained in the Plan, (b) files with the Bankruptcy Court an objection to the Plan that is not consensually resolved before Confirmation or supports any such objection or objector, or (c) is an LG Party.

124.    “Releasing Parties” means, collectively, and in each case solely in its capacity as such: (a) the Debtors, (b) the First Lien Agent, (c) the Second Lien Agent, (d) any Statutory Committee and each of its members, (e) the holders of all Claims or Interests who vote to accept the Plan, (f) the holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan and do not opt out of granting the releases set forth herein, (g) the holders of all Claims or Interests who vote, or are deemed to vote, to reject the Plan but do not opt out of granting the releases set forth herein, (h) the holders of all Claims and Interests who are Unimpaired under the Plan, (i) with respect to each of the foregoing Persons, in clauses (a) through (h), each of their Affiliates, and (j) with respect to each of the foregoing Persons in clauses (a) through (i), each of their and their Affiliates’ predecessors, successors, assigns, subsidiaries, affiliates, current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees, in each case in their capacity as such; provided that an Entity shall not be a Releasing Party if it files with the Bankruptcy Court an objection to the Plan that is not consensually resolved before Confirmation or supports any such objection or objector.

125.    “Reorganized Debtors” means, if a Reorganization occurs, collectively, each Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

126.    “Reorganized Proterra” means, if a Reorganization occurs, at the Plan Sponsor’s and Debtors’ option and as set forth in the Restructuring Transactions Memorandum, (i) OpCo or (ii) TopCo, in each case or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, as reorganized on the Effective Date.

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127.    “Reorganized Proterra Retained Cash” means Cash on hand of the Debtors as of the Effective Date in an amount required to satisfy 11 U.S.C. § 1129(a)(11), which Cash shall be retained by Reorganized Proterra on the Effective Date.

128.    “Reorganization” means the transaction contemplated in the Plan Support Agreement, in which 100% of the New Common Stock is issued in accordance with the terms of this Plan.

129.    “Restructuring Expenses” means the prepetition and postpetition reasonable and documented fees and expenses of the First Lien Professionals and the Second Lien Professionals.

130.    “Restructuring Transactions” means, if a Reorganization occurs, those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, settlements, releases, or other transactions that the Debtors and Plan Sponsor reasonably determine to be necessary to implement the Plan in a manner consistent with the Plan Support Agreement, in each case subject to the consent rights set forth therein, as applicable.

131.    “Restructuring Transactions Memorandum” means, if a Reorganization occurs, a document, in form and substance reasonably acceptable to the Plan Sponsor and the Debtors, to be included in the Plan Supplement that sets forth the material components of the Restructuring Transactions and a description of the steps to be carried out to effectuate the Restructuring Transactions in accordance with the Plan, including the reorganization of the Reorganized Debtors and the issuance of New Common Stock and the other distributions under the Plan, through the Chapter 11 Cases, the Plan, or any Definitive Documents, and the intended tax treatment of such steps.

132.    “Retained Cash Reduction” has the meaning ascribed to such term in Article III.C.4.

133.    “Retained Causes of Action” means any of the Debtors’ Causes of Action, including, for the avoidance of doubt, any Causes of Action specified in the Schedule of Retained Causes of Action and any defenses or counterclaims to any Claims asserted against the Debtors’ Estates; provided that Retained Causes of Action shall not include (a) any Cause of Action that has been transferred to a Purchaser or released, waived, barred or enjoined in connection with a Sale or (b) any Cause of Action that is released, waived, barred or enjoined pursuant to Article IX hereof.

134.    “Sale” means any sale of all or any portion of the Company’s assets to Purchaser(s) in accordance with the terms and conditions of the applicable Sale Order.

135.    “Sale Documents” means the definitive documents to effectuate any Sale.

136.    “Sale Order” means any and all orders of the Bankruptcy Court approving a Sale.

137.    “Schedule of Assumed Executory Contracts and Unexpired Leases” means the list of Executory Contracts and Unexpired Leases that will be assumed by the Debtors pursuant to Article V of the Plan, which shall be included in the Plan Supplement if a Reorganization occurs.

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138.    “Schedule of Retained Causes of Action” means a schedule of Causes of Action of the Debtors to be retained under the Plan, which shall be included in the Plan Supplement.

139.    “Secured” means, when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of timely filed claim or motion asserting rights to setoff, pursuant to section 553 of the Bankruptcy Code; or (b) otherwise Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court as a Secured Claim.

140.    “Second Lien Agent” means [Anthelion Fund I GP LLC] (as successor agent to CSI GP I LLC), in its capacity as collateral agent under the Second Lien Convertible Notes Documents.

141.    “Second Lien Convertible Notes” means the second lien convertible notes issued pursuant to the Second Lien Convertible Note Purchase Agreement, as amended, amended and restated, supplemented, or otherwise modified from time to time.

142.    “Second Lien Convertible Notes Claim” means any Claim on account of, arising under, derived from, or based on the Second Lien Convertible Notes Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto, including, for the avoidance of doubt, claims against TopCo arising under the Final Cash Collateral Order.

143.    “Second Lien Convertible Notes Documents” means the Second Lien Notes Purchase Agreement, the Second Lien Convertible Notes, and all instruments, security agreements, collateral agreements, guarantee agreements, intercreditor agreements, pledges, and other documents with respect to the Second Lien Convertible Notes, including, without limitation, the Second Lien Convertible Notes Security Agreement.

144.    “Second Lien Convertible Notes Purchase Agreement” means that certain Note Purchase Agreement, dated as of August 4, 2020, (as amended, amended and restated, supplemented, or otherwise modified from time to time) by and among OpCo, the investors from time to time party thereto, the guarantors, if any, from time to time party thereto, and the Second Lien Agent.

145.    “Second Lien Convertible Notes Security Agreement” means that certain Security Agreement, dated as of August 4, 2020, (as amended, amended and restated, supplemented, or otherwise modified from time to time) by and between OpCo and the Second Lien Agent.

146.    “Second Lien Professionals” means any lawyers, financial advisors, investment bankers, and/or other professionals retained by the Second Lien Agent in connection with these Chapter 11 Cases.

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147.    “Second Priority Distribution Trust Beneficiaries” means Holders of Allowed General Unsecured Claims.

148.    “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law.

149.    “Self-Insured Escrow Account” means an escrow account established and funded on the Effective Date in the Self-Insured Escrow Amount for the benefit of holders of Health Insurance Claims.

150.    “Self-Insured Escrow Amount” means $2,700,000 in Cash, which funds shall, for the avoidance of doubt, be transferred to the Self-Insured Escrow Account on the Effective Date for the benefit of holders of Claims arising out of the Debtors’ self-insured employee benefits programs.

151.    “Statutory Committee” means any statutory committee appointed in the Chapter 11 Cases, including the Committee.

152.    “Statutory Fees” means fees for which the Debtors are obligated pursuant to 28 U.S.C. § 1930(a)(6), together with interest, if any, pursuant to 31 U.S.C. § 3717.

153.    “Successful Bid” has the meaning ascribed to such term in the Bidding Procedures.

154.    “Successful Bidder” has the meaning ascribed to such term in the Bidding Procedures.

155.    “Tax Code” means the United States Internal Revenue Code of 1986, as amended.

156.    “Third-Party Release” means the releases provided by the Releasing Parties, other than the Debtors, set forth in Article IX.C of the Plan.

157.    “TopCo” has the meaning ascribed to such term in the introduction of this Plan.

158.    “Track A Auction” means the auction for the Debtors’ Proterra Transit and Proterra Energy assets, conducted in accordance with the Bidding Procedures.

159.    “Track B Auction” means the auction for the Debtors’ Proterra Powered assets, conducted in accordance with the Bidding Procedures.

160.    “Transit Successful Bidder” means Phoenix Motorcar, Inc., in its capacity as the Successful Bidder with respect to the Debtors’ Proterra Transit assets.

161.    “Transition Services” has the meaning ascribed to such term in Article IV.J.

162.    “Transition Services Agreement” means an agreement to provide Transition Services, to be included in the Plan Supplement.

163.    “Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the United States Department of the Treasury pursuant to the Tax Code.

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164.    “Trust Election Date” means the date by which the Distribution Trustee must, if necessary, elect to treat the relevant portion of the Distribution Trust Assets subject to Disputed Claims as a “disputed ownership fund” pursuant to Treasury Regulations Section 1.468B-9.

165.    “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

166.    “Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is not Impaired.

167.    “U.S. Trustee” means the United States Trustee for the District of Delaware.

168.    “Wind Down” means the process of winding down and dissolving the Debtors after the Effective Date.

169.    “Wind Down Debtor” means (a) if a Reorganization occurs, any Reorganized Debtor that is not, after giving effect to the Restructuring Transactions, Reorganized Proterra or one of its subsidiaries, if any, or (b) if a Plan Support Agreement Termination occurs, each Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

B.	Rules of Interpretation

For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; (b) unless otherwise specified, any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference in this Plan to an existing document, schedule, or exhibit, whether or not Filed, shall mean such document, schedule or exhibit, as it may have been or may be amended, modified, or supplemented; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references in this Plan to Articles are references to Articles of this Plan or to this Plan; (f) the words “herein,” “hereof,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with, applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (h) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) unless otherwise set forth in this Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (j) any term used in capitalized form in this Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (k) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under

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the Bankruptcy Court’s CM/ECF system; (l) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, as applicable to the Chapter 11 Cases, unless otherwise stated; (m) any immaterial effectuating provisions may be interpreted by the Debtors or the Distribution Trustee in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (n) any references herein to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.	Computation of Time

In computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply. If a payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act shall instead occur on the next Business Day, but shall be deemed to have occurred as of the required date.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of this Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters.

E.	Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

F.	Controlling Document

In the event of an inconsistency between the Plan, on the one hand, and the Disclosure Statement or any order (other than the Confirmation Order) referenced in the Plan, on the other hand, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan (without reference to the Plan Supplement) and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

G.	Consultation, Information, Notice, and Consent Rights

Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights of the parties to the Plan Support Agreement, as set forth in the Plan Support Agreement (including the exhibits thereto), with respect to the form and substance of this Plan, all exhibits to the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such

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agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein, subject to the limitations and other terms and conditions set forth in the Plan Support Agreement.

Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the Plan Support Agreement shall not impair such rights and obligations.

Article II.

ADMINISTRATIVE AND PRIORITY TAX Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III.

A.	Administrative Expense Claims
1.	General Administrative Expense Claims and Priority Tax Claims

Except with respect to Administrative Expense Claims that are Professional Compensation Claims or Statutory Fees (except to the extent that this Article II.A.1 expressly applies to Professional Compensation Claims pursuant to the terms of this Plan), and except to the extent that a Holder of an Allowed Administrative Expense Claim and the applicable Debtor agree to less favorable treatment for such Holder’s Allowed Administrative Expense Claim, each Holder of an Allowed Administrative Expense Claim (other than Professional Compensation Claims and Claims arising out of Statutory Fees) shall be paid in full in Cash in full and final satisfaction, compromise, settlement, release, and discharge of such Administrative Claim on the latest of: (a) the Effective Date; (b) the first Distribution Date that is at least (30) days (or such fewer days as may be agreed by the Distribution Trustee in its sole discretion) after the date such Administrative Expense Claim is Allowed; and (c) the date such Allowed Administrative Expense Claim becomes due and payable.

Holders of Administrative Expense Claims arising from the Petition Date through the Effective Date (other than Professional Compensation Claims, Claims arising out of Statutory Fees, Health Insurance Claims, and KEIP Claims, the Holders of which shall not be required to file requests for payment in connection therewith) shall file with the Claims Agent and serve on the Distribution Trustee requests for payment, in writing, that together with supporting documents, substantially comply with the Bankruptcy Code, Bankruptcy Rules, and Local Rules, so as to actually be received on or before the Administrative Claims Bar Date. Any such Claim not filed by the Administrative Claims Bar Date shall be deemed waived and the Holder of such Administrative Expense Claim shall be forever barred from receiving payment on account thereof. For the avoidance of doubt, the deadline for filing requests for payment of 503(b)(9) Claims shall be the General Bar Date, which deadline is not extended by the Plan nor the Confirmation Order. The Effective Date Notice shall set forth the Administrative Claims Bar Date and shall constitute notice of such Bar Date. Objections to requests for payment of

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Administrative Expense Claims (other than Professional Compensation Claims) must be Filed and served on the applicable Claim Holder by the Claims Objection Deadline.

Except to the extent that a Holder of an Allowed Priority Tax Claim and the applicable Debtor agree to less favorable treatment for such Holder’s Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive: (a) payment in full in Cash on the latest of: (i) the Effective Date, (ii) the first Distribution Date that is at least (30) days (or such fewer days as may be agreed by the Distribution Trustee in its sole discretion) after the date such Priority Tax Claim is Allowed, or (iii) the date such Allowed Priority Tax Claim becomes due and payable; or (b) such other treatment as is consistent with section 1129(a)(9)(C) of the Bankruptcy Code.

Payments on account of Allowed Administrative Expense Claims (other than Professional Compensation Claims and Claims arising out of Statutory Fees) and Allowed Priority Tax Claims shall be made, to the extent not paid in full in Cash on the Effective Date pursuant to the foregoing provisions, from the Distribution Trust, by the Distribution Trustee or any Disbursing Agent appointed by the Distribution Trustee in accordance with the terms of this Plan, the Distribution Trust Agreement, and the Confirmation Order.

2.	Professional Compensation Claims

All Professionals seeking awards by the Bankruptcy Court of Professional Compensation Claims under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (a) file, on or before the date that is 30 days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Compensation Claim.

The Effective Date Notice shall set forth the Bar Date for final Professional Compensation Claims and shall constitute notice of such Bar Date. Any objections to final Professional Compensation Claims shall be served and filed no later than 20 days after the Filing of final applications for compensation or reimbursement, unless otherwise agreed by the Distribution Trustee and the applicable Professional requesting compensation of a Professional Compensation Claim.

On the Effective Date, the Debtors shall establish and fund in Cash in an amount equal to (a) the amount of accrued and unpaid Professional Compensation Claims that are known as of the Effective Date, plus (b) a reasonable estimate of any unknown accrued and unpaid Professional Compensation Claims as of the Effective Date, which estimate shall be determined by the Debtors in consultation with the Second Lien Agent and based upon the Professionals’ respective estimates submitted to the Debtors as set forth below (and otherwise based upon the Debtors’ reasonable estimate), an interest-bearing account to provide for the payment of Professional Compensation Claims.

Funds held in the Professional Compensation Escrow Account shall not be considered property of the Estates. The Professionals shall estimate their Professional Compensation

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Claims before and as of the Effective Date, taking into account any prior payments, and shall deliver such estimates to the Debtors no later than five (5) Business Days prior to the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or representation with respect to the fees and expenses of such Professional that are the subject of a Professional’s final request for payment of Professional Compensation Claims Filed with the Bankruptcy Court and such Professionals are not bound to any extent by such estimates.

Professional Compensation Claims shall be paid in full, in Cash, from the Professional Compensation Escrow Account, in such amounts as are Allowed by the Bankruptcy Court (a) on the date upon which a Final Order relating to any such Allowed Professional Compensation Claim is entered or (b) on such other terms as may be mutually agreed upon between the holder of such an Allowed Professional Compensation Claim and the Distribution Trustee. The obligations of the Estates with respect to Professional Compensation Claims shall not be limited by nor deemed limited to the balance of funds held in the Professional Compensation Escrow Account. To the extent that funds held in the Professional Compensation Escrow Account are insufficient to satisfy the amount of accrued Professional Compensation Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Expense Claim for any such deficiency. No Liens, claims, or interests shall encumber the Professional Compensation Escrow Account in any way, other than customary liens in favor of the depository bank at which the Professional Compensation Escrow Account is maintained.

Amounts held in the Professional Compensation Escrow Account shall not be Distribution Trust Assets; provided, however, that, to the extent any Cash is remaining in the Professional Compensation Escrow Account following irrevocable payment in full of all Allowed Professional Compensation Claims (including Allowed Professional Compensation Claims arising after the Confirmation Date), the Distribution Trustee shall transfer such Cash to the Distribution Trust, with such excess amounts constituting Distribution Trust Assets to be distributed pursuant to the terms of this Plan, the Distribution Trust Agreement, and the Confirmation Order.

The Distribution Trustee is authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course from the Distribution Trust Expense Reserve without the need for Bankruptcy Court approval.

B.	Self-Insured Escrow Account

On or before the Effective Date, the Debtors shall establish and fund, in Cash and in the Self-Insured Escrow Amount, the Self-Insured Escrow Account.

Funds held in the Self-Insured Escrow Account shall be administered for the benefit of holders of Health Insurance Claims, with such account to be administered by the Distribution Trustee. For the avoidance of doubt, amounts held in the Self-Insured Escrow Account shall not be Distribution Trust Assets; provided, however, that, to the extent any Cash is remaining in the Self-Insured Escrow Account following irrevocable payment in full of all Health Insurance Claims, the Distribution Trustee shall transfer such Cash to the Distribution Trust, with such excess amounts constituting Distribution Trust Assets to be distributed pursuant to the terms of this Plan, the Distribution Trust Agreement, and the Confirmation Order.

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C.	Payment of Restructuring Expenses

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of the Plan Support Agreement, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Court review or approval.

All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as reasonably practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of Effective Date shall be submitted to the Debtors.

D.	Statutory Fees

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Distribution Trustee or any Disbursing Agent appointed by the Distribution Trustee in accordance with the terms of this Plan, the Distribution Trust Agreement, and the Confirmation Order shall be obligated to pay all Statutory Fees until the applicable Debtor’s Chapter 11 Case is closed in accordance with the terms set forth herein, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. The Debtors shall file all quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee. After the Effective Date, the Distribution Trustee shall file with the Bankruptcy Court quarterly reports when they become due, in a form reasonably acceptable to the U.S. Trustee, which reports shall include a separate schedule of disbursements made by the Debtors during the applicable period, attested to by an authorized representative of the Debtors. With respect to the period after the Effective Date, the Distribution Trustee or its appointed Disbursing Agent shall remit, on behalf of each Debtor, all Statutory Fees, from the Distribution Trust Expense Reserve to the U.S. Trustee, and such obligation shall continue until such time as the applicable Debtor’s Chapter 11 Case is closed in accordance with the terms set forth herein, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary in this Plan, the U.S. Trustee shall not be required to file a proof of claim for administrative expenses.

Article III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Introduction

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims against and Interests in the Debtors. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of

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that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

This Plan, though proposed jointly, constitutes a separate plan proposed by each Debtor. Therefore, the classifications set forth in Article III.B hereof apply separately with respect to each Plan proposed by each Debtor. If there are no Claims or Interests in a particular Class for a particular Debtor, then such Class of Claims or Interests shall not exist for all purposes of the Plan for that Debtor.

B.	Summary of Classification

The following chart summarizes the classification of Claims and Interests pursuant to the Plan:2

Class	Claim/Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	First Lien Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
4	Second Lien Convertible Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Impaired	Entitled to Vote
6	Intercompany Claims	Impaired / Unimpaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
7	Interests in OpCo	Impaired / Unimpaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
8	Interests in TopCo	Impaired	Not Entitled to Vote (Deemed to Reject)

[2]	The information in the table is provided in summary form and is qualified in its entirety by Article III.C hereof.

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C.	Treatment of Claims and Interests
1.	Class 1: Other Secured Claims
a.	Classification: Class 1 consists of all Other Secured Claims.
b.	Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed Other Secured Claim, at the option of the Debtors in consultation with the Second Lien Agent, each such holder will receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, one of the following alternative treatments:
(i)	payment in full in Cash, on the later of the Effective Date and the date that is ten Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim or, in each case, as soon as reasonably practicable thereafter, and, if such payment is not made on the Effective Date, from the Distribution Trust;
(ii)	Reinstatement of its Allowed Other Secured Claim;
(iii)	return of the collateral securing such Allowed Other Secured Claim; or
(iv)	such other treatment so as to render such Holder’s Allowed Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.
c.	Voting: Class 1 is Unimpaired. Holders of Class 1 Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, Holders of such Other Secured Claims are not entitled to vote to accept or reject the Plan.
2.	Class 2: Other Priority Claims
a.	Classification: Class 2 consists of all Other Priority Claims.
b.	Treatment: Except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will receive, at the option of the Debtors, (a) payment in full in Cash, or (b) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of the (i) Effective Date and (ii) the first Distribution Date that is at least (30) days (or such fewer days as may be agreed by the Distribution Trustee in its sole discretion) after the date such Other Priority Claim is Allowed or, in each case, as soon as
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reasonably practicable thereafter and, if such payment is not made on the Effective Date, from the Distribution Trust.

c.	Voting: Class 2 is Unimpaired. Holders of Class 2 Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, Holders of such Other Priority Claims are not entitled to vote to accept or reject the Plan.
3.	Class 3: First Lien Claims
a.	Classification: Class 3 consists of all First Lien Claims.
b.	Allowance of First Lien Claims: The First Lien Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the First Lien Credit Facility, including all principal, any accrued and unpaid interest at the contract rate, and all accrued and unpaid fees, expenses, and non-contingent indemnity payable under the First Lien Credit Facility. The First Lien Agent and the Holders of First Lien Claims shall not be required to file proofs of Claim on account of the First Lien Claims.
c.	Treatment: Except to the extent the holder of an Allowed First Lien Claim agrees to less favorable treatment, on the Effective Date, each holder of an Allowed First Lien Claim shall receive cash in an amount equal to such Allowed First Lien Claim. To the extent there are any undrawn letters of credit issued under the First Lien Credit Facility as of the Effective Date, such letters of credit shall remain cash collateralized in accordance with the Final Cash Collateral Order, subject to transferring ownership of the segregated account used to cash collateralize such letters of credit in accordance with the Final Cash Collateral Order to the Distribution Trust.
d.	Voting: Class 3 is Unimpaired. Holders of Class 3 First Lien Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, Holders of such First Lien Claims are not entitled to vote to accept or reject the Plan.
4.	Class 4: Second Lien Convertible Notes Claims
a.	Classification: Class 4 consists of all Second Lien Convertible Notes Claims.
b.	Allowance of Second Lien Convertible Notes Claims: The Second Lien Convertible Notes Claims shall be deemed to be Allowed in the amount of the Agreed Second Lien Obligations [plus the amount of default interest chargeable pursuant to the Second Lien Loan Documents]. The amount and validity of any Liquidation Payment Amount Claims shall be determined (whether pursuant to a Final Order of the Bankruptcy Court or a settlement agreement between the Debtors and the Plan Sponsor) in accordance with the Liquidation Payment Amount Determination Protocol (as defined in the Final Cash Collateral Order) pursuant to Certification of Counsel Regarding
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Scheduling With Respect To Litigating The Premium Claim [Docket No. 611], or such other litigation schedule established by order of the Bankruptcy Court or agreed amongst the Debtors, Second Lien Agent, and Committee. For the avoidance of doubt, any amount of Liquidation Payment Amount Claims determined to be valid and Allowed pursuant to the immediately preceding sentence shall constitute Allowed Second Lien Convertible Note Claims.

c.	Treatment: Except to the extent the holder of an Allowed Second Lien Convertible Notes Claim agrees to less favorable treatment, on the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Second Lien Convertible Notes Claim shall receive:
(i)	If a Reorganization Occurs:
(A)	on account, and in satisfaction, of such Holder’s Pro Rata portion of $10 million of the Allowed Second Lien Convertible Notes Claims, its Pro Rata allocation of all of the equity of Reorganized Proterra (the “Equity Distribution”);

(B)	such Holder’s Allowed Second Lien Convertible Notes Claims shall be reduced Pro Rata by the Reorganized Proterra Retained Cash (the “Retained Cash Reduction”) and the Reorganized Proterra Retained Cash shall be retained by Reorganized Proterra on the Effective Date;

(C)	[such Holder’s Allowed Second Lien Convertible Notes Claims shall be reduced Pro Rata by the amount (if any) that the aggregate Cure Claims payable on account of the Debtors’ assumption of contracts and leases attributable to Proterra Energy exceeds $6,500,000 (the “Cure Cost Reduction”);]

(D)	after giving effect to the Retained Cash Reduction, the Equity Distribution and the Cure Cost Reduction, if any, cash in an amount equal to its Pro Rata share of the remaining Allowed Second Lien Convertible Notes Claims.

(ii)	If a Plan Support Agreement Termination Distribution Occurs:
(A)	Cash in an amount equal to the Allowed Second Lien Convertible Notes Claims.

d.	Voting: Class 4 is Impaired under the Plan. Therefore, each Holder of a Class 4 Second Lien Convertible Notes Claim is entitled to vote to accept or reject the Plan.
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5.	Class 5: General Unsecured Claims
a.	Classification: Class 5 consists of all General Unsecured Claims.
b.	Treatment: Except to the extent the holder of an Allowed General Unsecured Claim agrees to less favorable treatment, on the Effective Date, each holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the Second Priority Distribution Trust Beneficiaries’ (as defined below) interests in the Distribution Trust.
c.	Voting: Class 5 is Impaired under the Plan. Therefore, each Holder of a Class 5 General Unsecured Claim is entitled to vote to accept or reject the Plan.
6.	Class 6: Intercompany Claims
a.	Classification: Class 6 consists of all Intercompany Claims.
b.	Treatment: On the Effective Date, each holder of an Allowed Intercompany Claim shall have its Claim Reinstated or cancelled, released, and extinguished and without any distribution at the election of the Debtors with the prior written consent of the Second Lien Agent (not to be unreasonably withheld or delayed).
c.	Voting: Class 6 is either Unimpaired, in which case the Holders of Allowed Intercompany Claims in Class 6 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and not receiving any distribution under the Plan, in which case the Holders of such Allowed Intercompany Claims in Class 6 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 6 Intercompany Claims will not be entitled to vote to accept or reject the Plan.
7.	Class 7: Interests in OpCo
a.	Classification. Class 7 consists of all Interests in OpCo.
b.	Treatment: On the Effective Date, each holder of an Interest in OpCo shall:
(i)	if the Debtors and the Plan Sponsor have elected that OpCo shall serve as Reorganized Proterra, have such Interest in OpCo cancelled, released, and extinguished and without any Distribution; and otherwise
(ii)	have such Interest in OpCo Reinstated.
c.	Voting: Class 7 is either Unimpaired, in which case the Holders of Allowed Interests in OpCo in Class 7 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and not
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receiving any distribution under the Plan, in which case the Holders of such Allowed Interests in OpCo in Class 7 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 7 Interests in OpCo will not be entitled to vote to accept or reject the Plan.

8.	Class 8: Interests in TopCo
a.	Classification: Class 8 consists of all Interests in TopCo.
b.	Treatment: On the Effective Date, each holder of an Interest in TopCo shall have such Interest cancelled without distribution or compensation.
c.	Voting: Class 8 is Impaired. Holders of Class 8 Interests in TopCo are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, Holders of Interests in TopCo are not entitled to vote to accept or reject the Plan.
D.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect, diminish, or impair the rights of the Debtors with respect to any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims, which rights shall, for the avoidance of doubt, constitute Retained Causes of Action.

E.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing, shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the holders of New Common Stock, and in exchange for the Debtors’ agreement under the Plan to make certain distributions to the holders of Allowed Claims.

G.	Controversy Concerning Impairment or Classification

If a controversy arises as to whether any Claims or Interests or any Class of Claims or Interests is Impaired or is properly classified under the Plan, the Bankruptcy Court shall, after notice and a hearing, resolve such controversy at or prior to the Confirmation Hearing.

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H.	Acceptance or Rejection of this Plan

Pursuant to sections 1126(c) and 1126(d) of the Bankruptcy Code, (a) an impaired class of claims has accepted a chapter 11 plan if the holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in such class actually voting have voted to accept the plan and (b) an impaired class of interests has accepted the plan if the holders of at least two-thirds in amount of the allowed interests in such class actually voting have voted to accept the plan.

1.	Voting Classes

Classes 4 and 5 are Impaired under the Plan and are entitled to vote to accept or reject the Plan.

2.	Presumed Acceptance of the Plan

Classes 1, 2, and 3 are Unimpaired under the Plan and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

3.	Deemed Rejection of the Plan

Class 8 is Impaired under the Plan and is not entitled to receive or retain any property on account of the Interests in TopCo in Class 8. Therefore, Class 8 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Intercompany Claims in Class 6 and Interests in OpCo in Class 7 will either be Reinstated or cancelled, released, and extinguished and without any distribution at the Debtors’ election with the prior written consent of the Second Lien Agent (not to be unreasonably withheld or delayed). As such, Holders of Intercompany Claims in Class 6 and Interests in OpCo in Class 7 are either conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or deemed to have rejected the Plan pursuant to section 1125(g) of the Bankruptcy Code, respectively.

Article IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Transactions Effective as of the Effective Date

The transactions contemplated by the Plan shall be approved and effective as of the Effective Date, without the need for any further state or local regulatory approvals or approvals by any non-Debtor parties, and without any requirement for further action by the Debtors, their boards of directors, their stockholders, or any other person or entity.

On or before the Effective Date, the Debtors will have consummated the Sales pursuant to the terms and conditions of the Purchase Agreements, including, without limitation, selling the Acquired Assets (as defined in the Purchase Agreements) free and clear of certain liens and encumbrances to the extent set forth in the Purchase Agreements, and assuming and assigning to any Purchaser certain contracts and unexpired leases.

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Except as provided otherwise in the Plan, or any agreement, instrument or other document incorporated in the Plan, or any Sale Order, the Distribution Trust Agreement, or the Confirmation Order, all of the Distribution Trust Assets shall immediately vest in the Distribution Trust.

B.	Marketing Process; Plan Implementation

The Debtors conducted the Marketing Process in accordance with the Bidding Procedures to determine the highest or otherwise best bids and any Back-Up Bidders. Pursuant to the Bidding Procedures, the Marketing Process was conducted through a “dual-track” process pursuant to which the Debtors held two auctions: the Track B Auction on November 9, 2023, and the Track A Auction on November 13, 2023.

On November 10, 2023, following the conclusion of the Track B Auction, the Debtors filed the Notice of Successful Bidder Regarding Debtors’ Powered Assets [Docket No. 525] designating the Powered Successful Bidder. On November 13, 2023, following the conclusion of the Track A Auction, the Debtors filed the Notice of (A) Successful Bidder Regarding Debtors’ (I) Transit Assets and (II) Energy Assets and (B) Cancellation of Sale Hearing Solely With Respect to Proterra Energy [Docket No. 529] designating the Transit Successful Bidder with respect to the Proterra Transit assets, and the Plan Sponsor as the Successful Bidder with respect to the Proterra Energy assets. Pursuant to the terms of the Plan Sponsor’s Successful Bid, the Debtors entered into the Plan Support Agreement with the Plan Sponsor effective November 13, 2023.3

In accordance with the Plan Support Agreement, the Debtors shall seek to consummate the Restructuring Transactions through the Reorganization contemplated in this Plan. If, however, a Plan Support Agreement Termination occurs, the Debtors shall, in their sole but reasonable discretion, either (a) seek to consummate an alternative transaction with respect to Proterra Energy; provided, that nothing in this Plan shall or shall be deemed to approve such alternative transaction or (b) include the wind down of Proterra Energy in the Wind Down contemplated in this Plan.

On the Effective Date, the Debtors shall either (a) if a Plan Support Agreement Termination has not occurred, consummate the Reorganization on the terms set forth herein, or (b) if a Plan Support Agreement Termination has occurred, consummate the Plan Support Agreement Termination Distribution on the terms set forth herein.

C.	Sources of Consideration for Plan Distributions
1.	Reorganization

If a Plan Support Agreement Termination does not occur, all distributions under the Plan will be (a) made by the Distribution Trustee from the Distribution Trust Assets, the Distribution

[3]	The Plan Support Agreement is subject to updates based on subsequent events.

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Trust Expense Reserve, the Professional Compensation Escrow Account, or the Self-Insured Escrow Account, (b) paid in full in Cash on or before the Effective Date, by the Debtors, pursuant to the terms of this Plan, or (c) effected through the issuance and distribution of the New Common Stock.

On the Effective Date, the Debtors shall fund the Distribution Trust Expense Reserve, the Professional Compensation Escrow Account, and the Self-Insured Escrow Account in full in Cash, and transfer the Distribution Trust Assets to the Distribution Trust.

Cash payments to be made on the Effective Date shall be funded by (a) Cash proceeds of any Sale, and (b) Cash on hand as of the Effective Date.

2.	Plan Support Agreement Termination

If a Plan Support Agreement Termination occurs, all distributions under the Plan to effect the Plan Support Agreement Termination Distribution will be (a) made by the Distribution Trustee from the Distribution Trust Assets, the Distribution Trust Expense Reserve, the Professional Compensation Escrow Account, or the Self-Insured Escrow Account, or (b) paid in full in Cash on or before the Effective Date, by the Debtors, pursuant to the terms of this Plan.

On the Effective Date, the Debtors shall fund the Distribution Trust Expense Reserve, the Professional Compensation Escrow Account, and the Self-Insured Escrow Account in full in Cash, and transfer the Distribution Trust Assets to the Distribution Trust.

Cash payments to be made on the Effective Date shall be funded by (a) Cash proceeds of any Sale, and (b) Cash on hand as of the Effective Date.

D.	Distribution Trust
1.	Creation of the Distribution Trust

On the Effective Date, the Distribution Trust shall be created in accordance with the Distribution Trust Agreement for the benefit of the Distribution Trust Beneficiaries. The Distribution Trust Agreement shall (a) be in form and substance consistent in all respects with this Plan and (b) contain customary provisions for trust agreements utilized in comparable circumstances, including any and all provisions necessary to ensure continued treatment of the Distribution Trust as a grantor trust for U.S. federal income tax purposes within the meaning of sections 671 through 679 of the Tax Code and, to the extent permitted by applicable law, the holders of Distribution Trust Interests as the grantors and owners thereof for federal and applicable state and local income tax purposes. All relevant parties (including the Debtors, the Committee, the Distribution Trustee, and the holders of Distribution Trust Interests) will take all actions necessary to cause title to the Distribution Trust Assets to be transferred to the Distribution Trust in accordance with the Distribution Trust Agreement and the Plan. The powers, authority, responsibilities, and duties of the Distribution Trust and the Distribution Trustee are set forth in, and will be governed by, the Distribution Trust Agreement, the Plan, and the Confirmation Order.

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Upon the execution of the Distribution Trust Agreement, the Distribution Trustee shall be authorized to take all steps necessary to complete the formation of the Distribution Trust. The Distribution Trust shall be administered by the Distribution Trustee in accordance with the Distribution Trust Agreement.

This Article IV.D sets forth certain of the rights, duties, and obligations of the Distribution Trustee. In the event of any conflict between the terms of this Article IV.D and the terms of the Distribution Trust Agreement, the Distribution Trust Agreement shall govern.

2.	Transfers to the Distribution Trust

On the Effective Date, the Debtors and their Estates shall transfer and shall be deemed to have irrevocably transferred to the Distribution Trust, the Distribution Trust Assets, which transfer shall be free and clear of Claims, Liens, Interests, encumbrances, and contractually imposed restrictions except as otherwise provided herein. No other entity shall have any interest, legal, beneficial or otherwise, in the Distribution Trust Assets upon the assignment and transfer of such assets to the Distribution Trust except as set forth in the Distribution Trust Agreement.

3.	Interests in the Distribution Trust

There shall be two classes of Distribution Trust Beneficiaries. On the Effective Date:

a.	Holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, and Allowed Other Priority Claims, in each case, to the extent such Claims were Disputed as of the Effective Date, shall be deemed to be First Priority Distribution Trust Beneficiaries, each with an interest in the First Priority Distribution Trust Beneficiaries’ interests in the Distribution Trust entitling it to Distributions made in accordance with Article IV.D.15; and

b.	Holders of Allowed Class 5 General Unsecured Claims shall be deemed to be Second Priority Distribution Trust Beneficiaries, each with a Pro Rata interest in the Second Priority Distribution Trust Beneficiaries’ interests in the Distribution Trust.

The Distribution Trust shall provide for distributions to the Distribution Trust Beneficiaries in accordance with the procedures set forth in Article IV.D.15.

4.	Purpose of the Distribution Trust

The Distribution Trust shall be established for the purpose of administering certain post-Effective Date responsibilities under the Plan, including, but not limited to: (a) receiving and holding the Distribution Trust Assets; (b) resolving all Disputed Claims to determine the amount and number of Allowed Claims; (c) making distributions in accordance with the Plan, the Confirmation Order, and the Distribution Trust Agreement; (d) administering the Wind Down; (e) abandoning, liquidating, and reducing to Cash any non-Cash Distribution Trust Assets, as reasonably necessary; and (f) maximizing recoveries for the benefit of the Distribution Trust

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Beneficiaries, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purposes of the Distribution Trust, in accordance with applicable Treasury Regulations.

5.	Appointment of Distribution Trustee

As of the Effective Date, the Distribution Trustee shall be appointed as trustee and administrator of the Distribution Trust pursuant to the Distribution Trust Agreement, the Plan, and the Confirmation Order.

6.	Role of the Distribution Trustee

The Distribution Trust shall be administered by the Distribution Trustee pursuant to the Distribution Trust Agreement, the Plan, and the Confirmation Order. The Distribution Trustee, on behalf of the Distribution Trust, shall be deemed the Estates’ representative in accordance with section 1123 of the Bankruptcy Code for the purpose of implementing the Plan and shall have all of the rights, powers, and duties set forth in the Distribution Trust Agreement. Any successor Distribution Trustee appointed pursuant to the Distribution Trust Agreement shall be bound by and comply with the terms of the Distribution Trust Agreement, the Plan and the Confirmation Order.

7.	Responsibilities of the Distribution Trustee

The responsibilities of the Distribution Trustee under the Distribution Trust Agreement and this Plan shall include those set forth in the Distribution Trust Agreement, including, without limitation, the following: (a) the receipt, preservation and liquidation of the Distribution Trust Assets; (b) the establishment and maintenance of such operating, reserve and trust account(s) as are necessary and appropriate to carry out the terms of the Distribution Trust Agreement and the Plan, including the Distribution Trust Expense Reserve; (c) the pursuit of objections to, and estimation and settlement of, all Disputed Claims; (d) the prosecution, settlement, or abandonment of any Retained Causes of Action assigned to the Distribution Trust pursuant to Article IV.R; (e) unless otherwise provided in the Plan or Distribution Trust Agreement, the calculation of all distributions to be made under this Plan; (f) authorizing and making, through the Disbursing Agent, all distributions to be made under this Plan, except, for the avoidance of doubt, distributions which are made by the Debtors in Cash on or before the Effective Date as provided for in this Plan; (g) the administration of the Wind Down; (h) administering and paying taxes for the Distribution Trust, including, among other things, (1) filing tax returns for the Distribution Trust, and (2) representing the interest and account of the Distribution Trust before any taxing authority in all matters including, without limitation, any action, suit, proceeding, or audit; (i) distributing information statements as required for U.S. federal income tax and other applicable tax purposes to the Distribution Trust Beneficiaries; and (j) such other responsibilities as may be vested in the Distribution Trustee pursuant to this Plan, the Distribution Trust Agreement, the Confirmation Order, or any other Bankruptcy Court order, or as otherwise may be necessary and proper to carry out the provisions of this Plan.

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8.	Rights and Powers of the Distribution Trustee

The powers of the Distribution Trustee, as set forth in the Distribution Trust Agreement, shall include, without limitation and without further Bankruptcy Court approval, each of the following:

a.	To act on behalf of the Distribution Trust, including the right to effect all actions and execute all agreements, instruments and other documents, and exercise all rights and privileges previously held by the Debtors, necessary or convenient to implement the provisions of this Plan and the Distribution Trust Agreement;

b.	To administer, oversee, and take any and all actions necessary to effect the Wind Down (including, for the avoidance of doubt, the Transition Services) as soon as reasonably practicable following the Effective Date pursuant to Article IV.I hereof, and, in connection therewith, to take possession of all books, records, and files of the Wind Down Debtors and the Estates and provide for the retention and storage of such books, records, and files until such time as the Distribution Trustee determines that retention of same is no longer necessary or required;

c.	With respect to any Distribution Trust Asset, to exercise in a manner not inconsistent with the Plan all power and authority that may be or could have been exercised in compliance with Revenue Procedure 94-45, commence or continue all proceedings that may be or could have been commenced or continued and take all actions that may be or could have been taken by any member, officer, director or shareholder of each Debtor with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, including, without limitation, the dissolution of each Wind Down Debtor;

d.	To manage, monitor and enforce all of the Wind Down Debtors’ and the Estates’ rights, and interests under the Plan, the Confirmation Order, the Distribution Trust Agreement, any other agreements of the Debtors, and any other orders of the Bankruptcy Court;

e.	To establish, maintain and adjust as may be appropriate, the Distribution Trust Expense Reserve, and to authorize and make disbursements from the Distribution Trust Expense Reserve, including disbursements necessary or appropriate in connection with the Wind Down;

f.	To authorize and make, through the Disbursing Agent, distributions to holders of Allowed Claims in accordance with this Plan, including distributions from the Professional Compensation Escrow Account on account of Professional Compensation Claims in accordance with this Plan, except for distributions made by the Debtors in Cash on the Effective Date pursuant to the terms of this Plan;

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g.	To authorize and make through the Disbursing Agent, distributions to holders of Distribution Trust Interests provided for or contemplated under the Plan or Distribution Trust Agreement;

h.	After the Effective Date, except to the extent set forth in the Plan, in the Distribution Trustee’s sole discretion, to object to, compromise, and settle any Disputed Claims without supervision or approval of the Bankruptcy Court, free of any restriction of the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and the guidelines and requirements of the U.S. Trustee, other than those restrictions expressly imposed by the Plan, the Confirmation Order or the Distribution Trust Agreement;

i.	To make decisions, without further Bankruptcy Court approval, regarding the retention or engagement of professionals, employees and consultants by the Distribution Trust and the Distribution Trustee and to pay the fees and charges incurred by the Distribution Trustee on the Distribution Trust’s behalf on or after the Effective Date for fees and expenses of professionals (including those retained by the Distribution Trustee), disbursements, expenses or related support services relating to the Distribution Trust, in each case from the Distribution Trust Expense Reserve;

j.	To (i) file, if necessary, any and all tax and information returns required with respect to the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) or otherwise, (ii) make tax elections by and on behalf of the Distribution Trust, (iii) pay taxes, if any, payable by the Distribution Trust, and (iv) represent the interest and account of the Distribution Trust before any taxing authority in all matters including, without limitation, any action, suit, proceeding, or audit;

k.	To take all other actions not inconsistent with the provisions of the Plan that the Distribution Trustee deems reasonably necessary or desirable with respect to administering the Plan;

l.	To implement and/or enforce all provisions of the Plan, including entering into any agreement or executing any document required by or consistent with the Plan, the Confirmation Order, or the Distribution Trust Agreement;

m.	To abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice, any Distribution Trust Asset in the reasonable business judgment of the Distribution Trustee; provided, however, that such charitable organization shall not have any connection to the Distribution Trustee or to the Debtors;

n.	To prosecute and/or settle any Retained Causes of Action assigned to the

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Distribution Trust, with or without approval of the Bankruptcy Court, and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and pursue to settlement or judgment such Retained Causes of Action;

o.	To purchase or create and carry all insurance policies and pay all insurance premiums and costs the Distribution Trustee deems necessary or advisable;

p.	To collect and liquidate and/or distribute all Distribution Trust Assets pursuant to the Plan, the Confirmation Order and the Distribution Trust Agreement;

q.	To hold any legal title to any and all of the Distribution Trust Assets;

r.	If any of the Distribution Trust Assets are situated in any state or other jurisdiction in which the Distribution Trustee is not qualified to act as trustee: (i) to nominate and appoint a Person duly qualified to act as trustee in such state or jurisdiction and require from each such trustee such security as may be designated by the Distribution Trustee in its discretion; (ii) confer upon such trustee all the rights, powers, privileges and duties of the Distribution Trustee hereunder, subject to the conditions and limitations of the Distribution Trust Agreement, except as modified or limited by the Distribution Trustee and except where the conditions and limitations may be modified by the laws of such state or other jurisdiction (in which case, the laws or the state or jurisdiction in which the trustee is acting shall prevail to the extent necessary); (iii) require such trustee to be answerable to the Distribution Trustee for all monies, assets and other property that may be received in connection with the administration of all property; and (iv) remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Distribution Trustee of a written instrument declared such trustee removed from office, and specifying the effective date and time of removal;

s.	Retain any and all Insurance Policies of the Debtors providing coverage with respect to Retained Causes of Action assigned to the Distribution Trust;

t.	Undertake all administrative functions of the Chapter 11 Cases, including the payment of Statutory Fees and the ultimate closing of the Chapter 11 Cases; and

u.	Exercise such other powers as may be vested in or assumed by the Distribution Trustee pursuant to the Plan, the Distribution Trust Agreement, the Confirmation Order, other orders of the Bankruptcy Court,

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or as may be necessary and proper to carry out the provisions of the Plan.

9.	Privileges of the Distribution Trustee

Subject to the terms of this Plan, all of the Debtors’ privileges (the “Privileges”), including, but not limited to, corporate privileges, confidential information, work product protections, attorney-client privileges, and other immunities or protections (the “Transferred Privileges”), shall be transferred, assigned and delivered to the Distribution Trust, without waiver, limitation or release, and shall vest with the Distribution Trust on the Effective Date and be jointly held by the Debtors and the Distribution Trust on and after the Effective Date; provided, however, that notwithstanding the foregoing, Transferred Privileges do not include Privileges relating in any way to any rights, claims, or Causes of Action sold to the Purchaser or released under the Plan.

The Distribution Trust and Debtors shall each hold and be the beneficiary of all Transferred Privileges and entitled to assert all Transferred Privileges. No Privilege shall be waived by disclosures to the Distribution Trustee of the Debtors’ documents, information or communications subject to any privilege, protection or immunity or protections from disclosure jointly held by the Debtors and the Distribution Trust.

The Distribution Trustee shall have until two (2) years after the Effective Date to request documents or information subject to the Transferred Privileges (each an “Information Request”); provided, however, that with respect to any action involving Transferred Privileges filed on or before two (2) years after the Effective Date, the Distribution Trustee may make an Information Request subject to the Transferred Privileges involved in such action until the final resolution of such action, including any appeals.

10.	Compensation of the Distribution Trustee

The Distribution Trustee shall be compensated pursuant to the terms of the Distribution Trust Agreement. Any professionals retained by the Distribution Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred, subject to approval by the Distribution Trustee. The payment of fees and expenses of the Distribution Trustee and its professionals shall be made in the ordinary course of business from the Distribution Trust Expense Reserve and shall not be subject to Bankruptcy Court approval. The Distribution Trustee’s proposed compensation and the amount of the Distribution Trust Expense Reserve as of the Effective Date shall be determined by the Debtors in consultation with the Second Lien Agent and disclosed in the Plan Supplement.

11.	Tax Treatment of the Distribution Trust

The U.S. federal income tax classification of the Distribution Trust will be determined pursuant to subsection (a) or (b) below, as applicable.

a.	Disputed Claims Resolved Before Trust Election Date. Subject to definitive guidance from the U.S. Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the U.S. Internal Revenue Service upon audit if not contested by the
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Distribution Trustee), all parties (including, without limitation, the Debtors, the Distribution Trustee and the Distribution Trust Beneficiaries) shall for U.S. federal income tax purposes treat the Distribution Trust Beneficiaries (i) as direct recipients of undivided interests in the Distribution Trust Assets and as having immediately contributed such assets to the Distribution Trust, and (ii) thereafter, as the grantors and deemed owners of the Distribution Trust and thus, the direct owners of an undivided interest in the Distribution Trust Assets (other than such Distribution Trust Assets that are allocable to Disputed Claims). If all Disputed Claims are resolved prior to the Trust Election Date, (i) the Distribution Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and thus, as a “grantor trust” within the meaning of Sections 671 through 679 of the Tax Code to the Distribution Trust Beneficiaries, consistent with the terms of the Plan, and the Distribution Trust Agreement shall provide as such; (ii) the sole purpose of the Distribution Trust shall be the liquidation and distribution of the Distribution Trust Assets in accordance with Treasury Regulations Section 301.7701-4(d), including the resolution of Allowed Claims in accordance with this Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including the Debtors, Distribution Trust Beneficiaries, and the Distribution Trustee) shall report consistently with such treatment (including the deemed receipt of the Distribution Trust Assets, subject to applicable liabilities and obligations, by the Distribution Trust Beneficiaries, followed by the deemed contribution of such Distribution Trust Assets to the Distribution Trust); and (iv) all parties shall report consistently for federal income tax purposes, and otherwise, with the valuation of the Distribution Trust Assets transferred to the Distribution Trust as determined by the Distribution Trustee (or its designee). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes. For the purpose of this Article IV.D.11, the term “Distribution Trust Beneficiary” shall not include the United States or any agency or department thereof, or any officer or employee thereof acting in such capacity.

b.	Disputed Claims Unresolved by Trust Election Date. If all Disputed Claims have not been resolved by the Trust Election Date, the Distribution Trustee shall timely elect to treat any Distribution Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulations Section 1.468B-9, and subject to definitive guidance from the U.S. Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the U.S. Internal Revenue Service upon audit if not contested by the Distribution Trustee), all impacted parties (including the Debtor, and solely to the extent applicable, Distribution Trust Beneficiaries, and the Distribution Trustee), solely with respect to the impacted assets, shall report for U.S. federal, state, and local income tax purposes consistently with such election. The Distribution Trustee shall file all income tax returns with respect to any income attributable to the
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disputed ownership fund and shall pay the U.S. federal, state, and local income taxes attributable to such disputed ownership fund based on the items of income, deduction, credit, or loss allocable thereto. Any taxes imposed on the disputed ownership fund or its assets will be paid out of the assets of the disputed ownership fund (including any assets of the Distribution Trust allocable to Disputed Claims) and any subsequent distributions in respect of the allowance or disallowance of such claims will be reduced accordingly. In the event, and to the extent, that any Cash in any disputed ownership fund is insufficient to pay the portion of any taxes attributable to taxable income arising from assets of the disputed ownership fund, assets of the disputed ownership fund (including those otherwise distributable) may be sold to pay such taxes. The undisputed portion of the Distribution Trust Assets will be treated as held in a grantor trust, with deemed distribution to and contribution from the Distribution Trust Beneficiaries to the Distribution Trust, as described in the immediately preceding paragraph.

To the extent permitted by applicable law, all parties, including the Distribution Trustee and any Distribution Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes (including consistent reporting for valuation purposes).

12.	Tax Reporting
a.	The Distribution Trustee shall file tax returns for the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) and in accordance with this Article IV.D.12 of the Plan. The Distribution Trust’s items of taxable income, gain, loss, deduction, and/or credit (other than such items allocable to any assets allocable to, or retained on account of, Disputed Claims) will be allocated to each holder in accordance with their relative ownership of Distribution Trust Interests, in such manner as the Distribution Trustee deems reasonable and appropriate. If the Distribution Trustee elects to treat any Distribution Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulations Section 1.468B-9, the Distribution Trustee shall report for U.S. federal, state, and local income tax purposes consistently with the foregoing. The Distribution Trustee shall file all income tax returns with respect to any income attributable to a “disputed ownership fund” and shall pay the U.S. federal, state, and local income taxes attributable to such disputed ownership fund based on the items of income, deduction, credit, or loss allocable thereto.

b.	As soon as possible after the Effective Date, the Distribution Trustee shall make a good faith valuation of the Distribution Trust Assets. Such valuation shall be made available from time to time to all parties to the Distribution Trust (including, without limitation, the Debtors and Distribution Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and shall be used consistently by all parties for all U.S.
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federal and applicable state and local income tax purposes. The Distribution Trust shall also file (or cause to be filed) any other statements, returns or disclosures relating to the Distribution Trust that are required by any Government Unit for taxing purposes.

13.	Retained Causes of Action

The Distribution Trustee shall have the sole right to pursue any existing or potential Retained Causes of Action assigned to the Distribution Trust, as a representative pursuant to section 1123(b)(3) of the Bankruptcy Code, by informal demand and/or commencement or continuation of litigation.

14.	Costs and Expenses of the Distribution Trust

The costs and expenses of the Distribution Trust, including the fees and expenses of the Distribution Trustee and other professionals retained on behalf of the Distribution Trust, shall be paid out of the Distribution Trust Expense Reserve, subject to the terms of the Distribution Trust Agreement.

15.	Distribution of Distribution Trust Assets

With respect to Distributions for which the Distribution Trustee is the Disbursing Agent in accordance with Article VI.B, except where this Plan requires the making of a Distribution on account of a particular Allowed Claim within a particular time, the Distribution Trustee shall have the authority to select Distribution Dates that, in the judgment of the Distribution Trustee, provide Holders of allowed Claims with payments as quickly as reasonably practicable while limiting the costs incurred in the distribution Process.

Subject to Article VI of this Plan, the Distribution Trustee shall distribute the Distribution Trust Assets or their proceeds (as applicable) to Holders of Distribution Trust Interests on each Distribution Date in accordance with the terms and conditions of the Distribution Trust Agreement and in accordance with the following distribution waterfall:

a.	First, to the Holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, and Allowed Other Priority Claims, in each case, to the extent such Claims were Disputed as of the Effective Date, until such Allowed Claims are paid in full; and

b.	Second, subject to retaining Cash as set forth in Article VI.C.2, to the Second Priority Distribution Trust Beneficiaries.

Subject to retaining Cash as set forth in Article VI.C.2, the Distribution Trustee shall distribute to the holders of Allowed Claims on account of their Distribution Trust Interests on a semi-annual basis or with such other frequency as the Distribution Trustee determines in the exercise of its business judgment, Cash representing its net Cash income plus all net Cash proceeds from the sale of its assets (including any Cash received from the Debtors and treating any permissible investment as Cash for purposes of this Article IV.C.15), less such amounts that may be

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reasonably necessary to (a) meet contingent liabilities and to maintain the value of the Distribution Trust Assets during liquidation, (b) pay reasonably incurred or anticipated expenses (including, without limitation, any taxes imposed on or payable by the Debtors or the Distribution Trust or in respect of the Distribution Trust Assets), or (c) satisfy other liabilities incurred or anticipated by such Distribution Trust in accordance with the Plan or the Distribution Trust Agreement; provided, however, that such Distribution Trustee shall not be required to make a Distribution pursuant to this Article IV.C.15 of the Plan if such Distribution Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

E.	Dissolution of Distribution Trust

The Distribution Trust shall be dissolved no later than five (5) years from the Effective Date, unless the Bankruptcy Court, upon motion made prior to the fifth (5th) anniversary without the need for a favorable letter ruling from the IRS that any further extension would not adversely affect the status of the Distribution Trust as a liquidating trust for federal income tax purposes, determines that a fixed period extension, not to exceed five (5) years, is necessary to facilitate or complete the recovery on and liquidation of the Distribution Trust Assets. Any extension must be approved by the Bankruptcy Court within six (6) months of the beginning of the extended term.

F.	Certain Securities Laws Matters

On the Effective Date, the Wind Down Debtors, if any, will issue reorganized equity evidencing the Distribution Trustee’s ownership of the Wind Down Debtors. The issuance and distribution under the Plan of such securities shall be exempt from the provisions of Section 5 of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and similar state securities law provisions. Any such securities will be “restricted securities” as defined in Rule 144(as)(3) under the Securities Act, subject to resale restrictions may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration or an applicable exemption from registration under the Securities Act and other applicable law. On the Effective Date, TopCo may continue to be registered under the Exchange Act and if so, TopCo will be obligated to continue to comply with all reporting and other obligations applicable to issuers registered under Section 12(g) of the Exchange Act. From and after the Effective Date, the governing body of TopCo will seek to deregister its reorganized equity if TopCo is eligible to do so in accordance with the rules and regulations of the Exchange Act and/or any relief or guidance by the Securities and Exchange Commission.

The Distribution Beneficiaries’ interests in the Distribution Trust to be distributed in accordance with the Distribution Trust Agreement (the “Distribution Trust Interests”) shall not constitute “securities” under applicable law. Such interests shall be uncertificated and not be transferrable (except to the extent expressly provided otherwise in the Distribution Trust Agreement) and shall not have consent or voting rights or otherwise confer on the holders thereof any rights similar to the rights of stockholders of a corporation in respect of actions to be taken by the Distribution Trustee in connection with the Distribution Trust (except as otherwise provided in the Distribution Trust Agreement). To the extent that the Distribution Trust Beneficiaries’ interests in the Distribution Trust are deemed to be “securities,” the issuance of

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such interests under this Plan is exempt from the provision of Section 5 of the Securities Act and any state or local law requiring registration for the offer, issuance or distribution of a security pursuant to Section 1145 of the Bankruptcy Code. To the extent any “offer or sale” of the interests in the Distribution Trust may be deemed to have occurred, such offer or sale is under the Plan and in exchange for Claims against one or more of the Debtors, or principally in exchange for such Claims and partly for cash or property, within the meaning of Section 1145(a)(1) of the Bankruptcy Code.

If a Reorganization occurs, Reorganized Proterra will distribute equity interests in itself under the Plan to holders of the Second Lien Convertible Notes. The issuance and distribution under the Plan of such New Common Stock, if any, shall be exempt from the provisions of Section 5 of the Securities Act, and any state or local law requiring registration for the offer, issuance or distribution of a security pursuant to Section 1145 of the Bankruptcy Code. Any and all such New Common Stock will be freely tradable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such New Common Stock and (b) the restrictions, if any, on the transferability of such New Common Stock in the New Organizational Documents of Reorganized Proterra, or in agreements or instruments applicable to holders of, such New Common Stock.

Reorganized Proterra and the Distribution Trust need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Equity or the Distribution Trust Beneficiaries’ interests in the Distribution Trust under applicable securities laws.

Notwithstanding anything to the contrary in the Plan, no Person or Entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock or the new equity issued by Reorganized Proterra are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  All such Persons and Entities including DTC shall be required to accept and conclusively rely upon the Plan or the Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  Notwithstanding any policies, practices, or procedures of DTC, DTC and any participants and intermediaries shall fully cooperate and take all actions to facilitate any and all transactions necessary or appropriate for implementation of the Plan or other contemplated thereby, including without limitation any and all distributions pursuant to the Plan.

G.	Reserve and Escrow Accounts

On and after the Effective Date, the Debtors shall place Cash into (a) the Distribution Trust Expense Reserve, (b) the Professional Compensation Escrow Account, and (c) the Self-Insured Escrow Account to be maintained by Distribution Trustee for the benefit of (i) with respect to the Professional Compensation Escrow Account, Holders of Professional

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Compensation Claims, and (ii) with respect to the Self-Insured Escrow Account, Holders of Claims arising out of the Debtors’ self-insured employee benefits programs.

All such accounts shall be administered by the Distribution Trustee on and after the Effective Date, in each case, pursuant to the terms of the Plan.

1.	Distribution Trust Expense Reserve

On the Effective Date, the Distribution Trust Expense Reserve shall be funded from the Distribution Trust Assets in an amount estimated to be sufficient to satisfy the costs of administering the Distribution Trust and effecting the Wind Down (including, for the avoidance of doubt, (a) the costs of providing or receiving the Transition Services and (b) any administrative costs associated with the closing of these Chapter 11 Cases and payment of any Statutory Fees after the Effective Date), which amount will be determined by the Debtors in consultation with the Second Lien Agent and set forth in the Plan Supplement. The Distribution Trust Expense Reserve shall be administered by the Distribution Trustee, and shall be applied to (a) compensate the Distribution Trustee and its professionals and (b) satisfy costs incurred in connection with the Wind Down (including, for the avoidance of doubt, any administrative costs associated with the closing of these Chapter 11 Cases and payment of any Statutory Fees after the Effective Date), as more fully described in Article IV.I hereof. Pursuant to Article IV.D.10 hereof, the payment of fees and expenses of the Distribution Trustee and its professionals shall be made in the ordinary course of business from the Distribution Trust Expense Reserve and shall not be subject to Bankruptcy Court approval.

2.	Professional Compensation Escrow Account

Prior to the Effective Date, the Debtors shall establish and fund the Professional Compensation Escrow Account pursuant to Article II.A.2 hereof.

3.	Self-Insured Escrow Account

Prior to the Effective Date, the Debtors shall establish and fund the Self-Insured Escrow Account pursuant to Article II.B hereof.

H.	Tax Returns

After the Effective Date, the Distribution Trustee shall complete and file all final or otherwise required federal, state, and local tax returns for the Debtors, and, pursuant to Bankruptcy Code section 505(b), may request an expedited determination of any unpaid tax liability of the Distribution Trust, including any “disputed ownership fund”, the Debtors or their Estates for any tax incurred during the administration of such Debtors’ Chapter 11 Cases, as determined under applicable tax laws and for all tax returns filed for, or on behalf of, the Distribution Trust for all taxable periods through the dissolution of the Distribution Trust.

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I.	Debtors’ Existence, Wind Down

From and after the Effective Date, and subject to Article IV.N (if effective), the Wind Down Debtors, if any, shall continue in existence for the purpose of conducting the Wind Down, including, for the avoidance of doubt, the performance of the Transition Services. Upon the Effective Date, all transactions and applicable matters provided under the Plan shall be deemed to be authorized by the Wind Down Debtors without any requirement of further action by any Debtor. On and after the Effective Date, the Distribution Trust Assets shall be administered and managed by the Distribution Trustee in accordance with the Plan.

Upon certification to be filed with the Bankruptcy Court of the Final Distribution and completion of all duties under this Plan, including performance of the Transition Services, and entry of a Final Decree closing the Case, and upon a motion filed pursuant to Rule 3022-1 of the Local Rules of the Bankruptcy Court, the Wind Down Debtors shall, to the extent not already dissolved by the Distribution Trustee pursuant to the terms of this Plan, be deemed to be dissolved without any further action by the Wind Down Debtors or the Distribution Trustee, including the filing of any documents in any office in any jurisdiction where the Wind Down Debtors are organized. Further, upon the aforementioned certification and entry of Final Decree, the Distribution Trustee shall be authorized, in its sole discretion, to discard or destroy any and all of the Wind Down Debtors’ books and records without further order of the Court.

As set forth above, on the Effective Date, the Distribution Trustee shall have the power, right, and responsibility to conduct the Wind Down in consultation with the Second Lien Agent, including the performance and receipt of any Transition Services, and to take possession of all books, records, and files of the Wind Down Debtors and the Estates and provide for the retention and storage of such books, records, and files until such time as the Distribution Trustee determines that retention of same is no longer necessary or required. The Distribution Trustee is authorized and empowered to effect the dissolution of any of the Wind Down Debtors as soon as practicable after the completion of the Transition Services without the need for any company action or approval or approval of the Bankruptcy Court, and neither the Wind Down Debtors nor the Distribution Trustee shall be required to pay any taxes or fees to cause such dissolution. On the Effective Date or as soon thereafter as is reasonably practicable, the Distribution Trustee shall Wind Down the affairs of the Wind Down Debtors and file final tax returns for the Wind Down Debtors.

All expenses incurred by the Distribution Trustee or the Wind Down Debtors in connection with the administration of the Wind Down shall be paid from the Distribution Expense Reserve.

J.	Transition Services

Pursuant to the foregoing Article IV.I, the Wind Down shall be conducted in a manner consistent with the Debtors’ obligations pursuant to the Purchase Agreements and the Plan Support Agreement, as applicable, including, for the avoidance of doubt, any services to be provided in connection with the transition of the Debtors’ operations to any Purchaser (the “Transition Services”) in accordance with the applicable Transition Services Agreement. On and after the Effective Date, the Distribution Trustee shall have the power, right, and responsibility to

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ensure performance of the Transition Services. [On or after the Effective Date, to the extent required under the Purchase Agreements and in accordance with this Plan (as applicable), the Purchaser shall provide reasonable and timely cooperation to effectuate the provisions of the Plan as the Distribution Trustee might otherwise reasonably request, including, but not limited to, executing such documents to carry out the terms of the Plan].

All expenses incurred by the Distribution Trustee or the Debtors in connection with the provision of the Transition Services shall be paid from the Distribution Expense Reserve.

K.	Cancellation of Existing Indebtedness and Securities

Except as otherwise expressly provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to this Plan, on the Effective Date, (a) all notes, bonds, indentures, certificates, securities, shares, equity securities, purchase rights, options, warrants, convertible securities or instruments, credit agreements, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors, or giving rise to any Claims against or Interests in the Debtors or to any rights or obligations relating to any Claims against or Interests in the Debtors (except with respect to such agreements, certificates, notes, or other instruments or documents evidencing indebtedness or obligation of, or ownership interest in, the Debtors that is specifically Reinstated, amended and Reinstated, or entered into pursuant to the Plan, including any Intercompany Interests which are Reinstated pursuant to the terms of this Plan), including, without limitation, the First Lien Documents, the Second Lien Convertible Notes Documents, and publicly-traded Interests, shall be canceled without any need for a Holder or any Debtors to take any further action with respect thereto, and the duties and obligations of all parties thereto, including the Debtors, thereunder or in any way related thereto shall be deemed satisfied in full, canceled, released, discharged, and of no further force or effect and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the notes, bonds, indentures, certificates, securities, shares, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or Interests in the Debtors (except with respect to such agreements, certificates, notes, or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that is specifically Reinstated, amended and Reinstated, or entered into pursuant to the Plan, including any Intercompany Interests which are Reinstated pursuant to the terms of this Plan), including, without limitation, the First Lien Documents, the Second Lien Convertible Notes Documents, and publicly-traded Interests, shall be released and discharged in exchange for the consideration provided under the Plan. Notwithstanding the foregoing, Confirmation, or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in effect solely for purposes of (a) enabling Holders of Allowed Claims to receive distributions under the Plan as provided herein and subject to the terms and conditions of the applicable governing document or instrument as set forth therein; (b) allowing and preserving the rights of each of the applicable agents and indenture trustees to make or direct the distributions in accordance with the Plan as provided herein; (c) preserving any rights of the applicable agents and indenture trustees to payment of fees, expenses, and indemnification obligations as against any money or property

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distributable to the Holders under the relevant indenture or the relevant debt document or instrument, including any rights to priority of payment and/or to exercise charging liens; (d) allowing the applicable agents and indenture trustees to enforce any obligations owed to each of them under the Plan; (e) allowing the applicable agents and indenture trustees to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, including, but not limited, to enforce the respective obligations owed to such parties under the Plan; and (f) permitting the applicable agents and indenture trustees to perform any functions that are necessary to effectuate the foregoing.

On the Effective Date, each holder of a certificate or instrument evidencing a Claim that is discharged by the Plan shall be deemed to have surrendered such certificate or instrument in accordance with the applicable indenture or agreement that governs the rights of such holder of such Claim. Such surrendered certificate or instrument shall be deemed canceled as set forth in, and subject to the exceptions set forth in, this Article IV.K.

L.	Filing of Monthly and Quarterly Reports and Payment of Statutory Fees

The filing of Monthly and Quarterly Reports and the payment of Statutory Fees shall be administered in accordance with Article II.B hereof.

M.	Plan Support Agreement Termination
1.	Effectiveness of Article IV.M

This Article IV.M shall become effective only in the event that a Plan Support Agreement Termination occurs.

2.	Members, Managers, and Officers of the Debtors

Following the Confirmation Date and prior to the occurrence of the Effective Date, the then-current officers and directors of each of the Debtors shall continue in their respective capacities and the Debtors shall execute such documents and take such other action as is necessary to effectuate the actions provided for in the Plan.

On and after the Effective Date, all officers, directors, members, and managers of each Debtor shall be deemed to have resigned from such roles and shall be discharged from any further duties and responsibilities in such capacities. The Distribution Trustee shall be deemed to be the sole officer, member, shareholder, and manager of each Wind Down Debtor (and all operating agreements, certificates of incorporate, bylaws, and other organizational documents are deemed automatically amended without any action by the Debtors by this Plan to permit and authorize such admission and appointment), and the Distribution Trustee shall serve in such capacity through the earlier of the date the applicable Wind Down Debtor is dissolved in accordance with this Plan and the date that such Distribution Trustee resigns, is terminated, or is otherwise unable to serve, provided that any successor Distribution Trustee shall serve in such capacities after the effective date of such appointment as the Distribution Trustee; provided, further, that the Distribution Trustee shall retain and enforce, settle, compromise, or abandon Retained Causes of Action as the representative of the Estates in its capacity as the Distribution

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Trustee under the Plan pursuant to Bankruptcy Code section 1123(b)(3) and not as an officer, director, member or manager of the Wind Down Debtors.

N.	Reorganization
1.	Effectiveness of Article IV.N

This Article IV.N shall become effective only in the event that a Reorganization occurs.

2.	Corporate Existence

Except as otherwise provided in the Plan, the Restructuring Transactions Memorandum, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a Reorganized Debtor and as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation or governing documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation or governing documents) are amended by the Plan or otherwise amended in accordance with applicable law. To the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, federal, or foreign law).

3.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan (including the Plan Supplement) or the Confirmation Order, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights, and privileges related thereto) in each Debtor’s Estate, all Retained Causes of Action scheduled for transfer to the Reorganized Debtors on the Schedule of Retained Causes of Action, if any, and any property acquired by any of the Debtors pursuant to the Plan, in each case, other than the Distribution Trust Assets, shall vest in the applicable Reorganized Debtor, free and clear of all Liens, Claims, charges, encumbrances, or other interests, unless expressly provided otherwise by the Plan or the Confirmation Order, subject to and in accordance with the Plan, including the Restructuring Transactions Memorandum. On and after the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action that vested in the applicable Reorganized Debtor without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Confirmation Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court, but subject in all respects to the Final Cash Collateral Order and the Plan.

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4.	New Organizational Documents

To the extent required under the Plan or applicable non-bankruptcy law, on or promptly after the Effective Date, the Reorganized Debtors will file their applicable New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states or jurisdictions of incorporation or formation in accordance with the corporate laws of such respective states or jurisdictions of incorporation or formation. The New Organizational Documents shall be reasonably acceptable to the Debtors and the Plan Sponsor. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities of the Reorganized Debtors. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents or otherwise restructure their legal Entity forms, without supervision or approval by the Bankruptcy Court and in accordance with applicable non-bankruptcy law.

5.	Directors and Officers of the Reorganized Debtors

As of the Effective Date, the term of the current members of the boards of directors of each Debtor shall expire, and the Wind Down Debtors shall be dissolved as soon as is reasonably practicable in accordance with this Plan and the Restructuring Transactions Memorandum. The New Board shall be appointed in accordance with the New Organizational Documents of Reorganized Proterra.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of any Person proposed to serve on the initial New Board, to the extent known at the time of filing, as well as those Persons that will serve as an officer of any subsidiary of Reorganized Proterra, if any. To the extent any such director or officer is an “insider” as such term is defined in section 101(31) of the Bankruptcy Code, the nature of any compensation to be paid to such director or officer will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and may be replaced or removed in accordance with such New Organizational Documents.

On and after the Effective Date, the Distribution Trustee shall be deemed to be the sole officer, member, shareholder, and manager of the Wind Down Debtors, if any (and all operating agreements, certificates of incorporate, bylaws, and other organizational documents are deemed amended by this Plan to permit and authorize such admission and appointment), and the Distribution Trustee shall serve in such capacity through the earlier of the date the applicable Wind Down Debtor is dissolved in accordance with this Plan and the date that such Distribution Trustee resigns, is terminated, or is otherwise unable to serve, provided that any successor Distribution Trustee shall serve in such capacities after the effective date of such appointment as the Distribution Trustee; provided, further, that the Distribution Trustee shall retain and enforce, settle, compromise, or abandon Retained Causes of Action assigned to the Distribution Trust as the representative of the Estates in its capacity as the Distribution Trustee under the Plan pursuant to Bankruptcy Code section 1123(b)(3) and not as an officer, director, member or manager of any Wind Down Debtor.

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6.	Restructuring Transactions

On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effectuate the Restructuring Transactions, including as set forth in the Restructuring Transactions Memorandum. The applicable Debtors or the Reorganized Debtors shall take any actions as may be necessary or advisable to effect a corporate restructuring of the overall corporate structure of the Debtors, to the extent provided herein, or in the Definitive Documents, including the issuance of all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions.

The actions to implement the Restructuring Transactions may include, and in any event, shall be in accordance with the consent rights in the Plan Support Agreement and the Definitive Documents: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the other Definitive Documents and that satisfy the requirements of applicable Law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of the New Organizational Documents and any appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (d) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan.

For purposes of consummating the Plan and the Restructuring Transactions, neither the occurrence of the Effective Date, any of the transactions contemplated in this Article IV.N.6, nor any of the transactions contemplated by the Description of Transactions Steps shall constitute a change of control under any agreement, contract, or document of the Debtors.

Distributions of the New Common Stock will most likely be made by delivery or book-entry transfer thereof by a distribution agent in accordance with the Plan and the New Governance Documents rather than through the facilities of DTC. Upon the Effective Date the New Common Stock shall be that number of shares as may be designated in the New Organizational Documents.

7.	Private Company

No Reorganized Debtor shall have any class of equity securities listed on a securities exchange. The Reorganized Debtors will not take any steps to have the New Common Stock

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registered under Section 12(g) of the Exchange Act and if the issuer of the New Common Stock is OpCo, OpCo will not be obligated to comply with any reporting and other obligations applicable to issuers whose equity securities are registered under Section 12(g) of the Exchange Act.

On the Effective Date, TopCo may continue to be registered under the Exchange Act and if so, TopCo will be obligated to continue to comply with all reporting and other obligations applicable to issuers registered under Section 12(g) of the Exchange Act. From and after the Effective Date, the governing body of TopCo will seek to deregister its reorganized equity if TopCo is eligible to do so in accordance with the rules and regulations of the Exchange Act and/or any relief or guidance by the Securities and Exchange Commission. To the extent practicable, as determined in good faith by the Debtors and the Second Lien Agent, the Reorganized Debtors shall: (a) emerge from these Chapter 11 Cases as non-publicly reporting companies on the Effective Date and not be subject to the reporting requirements under Sections 12(g) or 15(d) of the Exchange Act, except, in each case, as otherwise may be required pursuant to applicable law; (b) not be voluntarily subjected to any reporting requirements promulgated by the SEC; (c) not be required to list the New Common Stock on a securities exchange; and (d) timely file or otherwise provide all required filings and documentation to allow for the termination and/or suspension of registration with respect to the reporting requirements under the Exchange Act as soon as practicable following the Effective Date.

O.	Corporate Authorization

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors, members, or managers of one or more of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable law of the states in which the Debtors are organized, without any requirement of further action by the unitholders, holders of any Interests, stockholders, directors, members, or managers of the Debtors. If a Reorganization occurs, after the Effective Date, to the extent necessary, Reorganized Proterra shall have all authority to address any and all matters arising after the Effective Date that would have required the approval of, and to act on behalf of, the stockholders, directors, members, or managers of one or more of the Debtors. After the Effective Date, to the extent necessary, the Distribution Trustee shall have all authority to address any and all matters arising before the Effective Date that would have required the approval of, and to act on behalf of, the stockholders, directors, members, or managers of one or more of the Wind Down Debtors. Each of the Wind Down Debtors or the Distribution Trustee, as applicable, shall be authorized and directed, following the completion of all disbursements, other transfers, and other actions required of the Debtors by the Plan, to file any certificate of cancellation or dissolution of any Wind Down Debtor as provided in the Plan or the Restructuring Transactions Memorandum. The filing of such certificates of cancellation or dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders, partners, members, directors, or comparable governing bodies of the Wind Down Debtors. The authorizations and approvals contemplated by this Article IV.O shall be effective notwithstanding any requirements under non-bankruptcy law.

P.	Director and Officer Liability Insurance
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Other than as explicitly assumed in connection with the assumption of executory contracts and unexpired leases under the Plan, the Reorganized Debtors shall not assume any indemnification obligations of the Debtors, including pursuant to the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, or employment contracts of the Debtors for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable. The organizational documents of the Reorganized Debtors shall be amended on the Effective Date to provide indemnification, exculpation, and other similar protections only to the Reorganized Debtors’ officers and directors for acts on or after the Effective Date.

On or after the Confirmation Date, the Debtors and Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Policy (including any “tail policy”) in effect prior to the Effective Date, and any directors and officers of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such D&O Policy (including any “tail policy”) for the full term of such policy regardless of whether such directors and/or officers remain in such positions before or after the Effective Date. At the Debtors’ option, each of the Debtors’ D&O Policies will be either: (a) assumed by the Reorganized Debtors (including any tail policies), provided that such D&O Policies do not require the Reorganized Debtors to make any post-Effective Date cash expenditures; or (b) retained by the Debtors’ Estates. In either case ((a) or (b)), each of the Debtors’ D&O Policies (including any “tail policy”) shall remain in full force and effect for their entire term and shall not be cancelled.

Q.	Effectuating Documents and Further Transactions

Prior to the Effective Date, the Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary to effectuate and further evidence the terms and conditions of the Plan. After the Effective Date, the Distribution Trustee or the Reorganized Debtors, as applicable, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

R.	Treatment and Preservation of Causes of Action

Other than any Causes of Action against an Entity that are waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order (which Causes of Action shall not, for the avoidance of doubt, constitute Retained Causes of Action), the Debtors reserve and assign to Reorganized Proterra or the Distribution Trust (as set forth in the Schedule of Retained Causes of Action), any and all Retained Causes of Action, including, without limitation, setoff, offset and recoupment rights, regardless of whether or not such rights are specifically enumerated in this Plan, Disclosure Statement, Plan Supplement, or elsewhere, whether arising before or after the Petition Date, and preserve the right to commence, continue, prosecute, or settle such Retained Causes of Action, notwithstanding the occurrence of the Effective Date. If a Plan Support Agreement Termination has occurred, the Distribution Trustee,

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on behalf of the Distribution Trust, may pursue any such Retained Causes of Action in their sole discretion.

In addition, the Distribution Trust expressly reserves the right to pursue or adopt any and all Retained Causes of Action, including, without limitation, setoff, offset and recoupment rights, alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits, subject to the provisions of this Plan or any Final Order. The Debtors and the Distribution Trustee (as applicable) do not intend, and it should not be assumed (nor shall it be deemed) that because any existing or potential Retained Causes of Action, including, without limitation, setoff, offset and recoupment rights, have not yet been pursued by the Debtors or are not set forth herein, in the Disclosure Statement, or otherwise, that any and all Retained Causes of Action, including, without limitation, setoff, offset and recoupment rights, has been waived or expunged.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Retained Cause of Action against them as any indication that the Distribution Trust or Reorganized Proterra, as applicable, will not pursue any and all available Retained Causes of Action against them. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action as a consequence of Confirmation or Consummation.

S.	Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate, or personal property transfer tax, sale or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax, fee. or governmental assessment, and upon entry of the Confirmation Order, the appropriate governmental officials or agents shall forgo the collection of any such tax, fee, or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, fee, or governmental assessment. Such exemption specifically applies, without limitation, to (a) the creation, modification, consolidation, or recording of any mortgage, deed of trust, Lien, or other security interest, or the securing of indebtedness by such means or other means, (b) the making or assignment of any lease or sublease, (c) any Restructuring Transaction authorized by the Plan, and (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including: (i) any merger agreements; (ii) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (iii) deeds; (iv) bills of sale; (v) assignments executed in connection with any Restructuring Transaction occurring under the Plan; or (vi) any of the other Definitive Documents.

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Article V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Treatment of Executory Contracts and Unexpired Leases

As of the Effective Date, except as provided herein (including, with respect to D&O Policies, Article IV.P), the Debtors shall be deemed to have rejected all Executory Contracts and Unexpired Leases, unless such Executory Contract is a D&O Policy or an Insurance Contract, that (a) have not been identified on the Schedule of Assumed Executory Contracts and Unexpired Leases, if any (which shall be included in the Plan Supplement), (b) have not been otherwise rejected, assumed, or assumed and assigned, including in connection with any Sale, or which have not been designated for assumption or assumption and assignment pursuant to the terms of any Sale Order, or (c) are not otherwise rejected, assumed, assumed and assigned, or the subject of a motion filed by the Debtors prior to the Effective Date to assume, assume and assign, or reject such Executory Contracts and Unexpired Leases on which the Bankruptcy Court has not ruled and is still pending.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving (a) the foregoing rejections and (b) the assumption of the Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases, each pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall be (a) assumed by the Debtors, in the event that a Reorganization occurs, or (b) transferred to the Distribution Trust and be deemed a Distribution Trust Asset, in the event that a Plan Support Agreement Termination has occurred. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors reserve the right to alter, amend, modify, or supplement the Assumed Executory Contract and Unexpired Lease List prior to the Confirmation Date on no less than seven days’ notice to any counterparty to an Executory Contract or Unexpired Lease affected thereby.

B.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any nonbankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, (a) insurance coverage or (b) warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors, as

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applicable, from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.

C.	Rejection Damages Claims

The Notice of Effective Date shall indicate that all Executory Contracts that do not fall into categories (a), (b), or (c) as set forth in Article V.A hereof are deemed rejected as of the Effective Date. The Notice of Effective Date shall also set forth the Bar Date for filing Proofs of Claim with respect to the same. Any Claim arising from the rejection of Executory Contracts or Unexpired Leases that becomes an Allowed Claim shall be classified as a Class 5 General Unsecured Claim and shall be treated in accordance with Article III of this Plan. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within the time required by this section will be forever barred from assertion against any of the Debtors, the Estates, the property of the Debtors or the Distribution Trust, and the Distribution Trustee.

D.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
1.	Effectiveness of this Article V.D

This Article V.D shall become effective only in the event that a Reorganization occurs.

2.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any Cure Claims shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim in Cash on the Effective Date or as soon as reasonably practicable thereafter, with such Cure Claim being $0.00 if no amount is listed on either the Schedule of Assumed Executory Contracts and Unexpired Leases, Cure Notice, or Plan Cure Notice, as applicable, subject to the limitations described below, or on such other terms as the party to such Executory Contract or Unexpired Lease may otherwise agree. In the event of a dispute regarding (a) the amount of the Cure Claim, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, if required, or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall only be made following the entry of a Final Order or orders resolving the dispute and approving the assumption or by mutual agreement between the Debtors or the Reorganized Debtors, as applicable, and the applicable counterparty, with the reasonable consent of the Second Lien Agent.

At least fourteen (14) calendar days before the Confirmation Hearing and solely to the extent the applicable Executory Contract or Unexpired Lease was not included in the Cure Notice, the Debtors shall distribute, or cause to be distributed, Plan Cure Notices and proposed amounts of Cure Claims to the applicable Executory Contract or Unexpired Lease counterparties. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be Filed, served, and actually received by the Debtors at least seven (7) calendar days before the Confirmation Hearing. Any such objection to the assumption of an Executory Contract or Unexpired Lease shall be heard by the Bankruptcy Court

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on or before the Effective Date, unless a later date is agreed to between the Debtors or the Reorganized Debtors, on the one hand, and the counterparty to the Executory Contract or Unexpired Lease, on the other hand, or by order of the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount shall be deemed to have assented to such assumption and/or cure amount.

The Debtors or Reorganized Debtors, as applicable, reserve the right to reject any Executory Contract or Unexpired Lease in their discretion, subject to the consent rights set forth in the Plan Support Agreement, including in connection with the resolution of any cure disputes. Notwithstanding anything to the contrary herein, if at any time the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice or Plan Cure Notice, the Debtors or Reorganized Debtors, as applicable, will have the right, at such time, to remove such Executory Contract or Unexpired Lease from the Schedule of Assumed Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease shall be deemed rejected as the Effective Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims against any Debtor or defaults, whether monetary or nonmonetary, including defaults of provisions restricting a change in control or any bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors or Reorganized Debtors assume such Executory Contract or Unexpired Lease; provided that nothing herein shall prevent the Reorganized Debtors from (a) paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure Claim or (b) settling any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court, in each case in clauses (a) or (b), with the consent (not to be unreasonably withheld, conditioned or delayed) of the Second Lien Agent. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed and cured shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

E.	Insurance Policies

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, and excepting any such insurance policies that have previously been assumed or rejected by the Debtors pursuant to a Final Order, are the subject of a motion to reject that is pending as of the Effective Date, or have an ordered or requested effective date of rejection that is after the Effective Date, (a) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

This Article V.E shall not apply to any of the Debtors’ D&O Policies, which are subject to Article IV.P of the Plan.

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F.	Reservation of Rights

Nothing contained in this Plan shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of rejection, the Debtors shall have sixty (60) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

G.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

Article VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed; Entitlement to Distributions

Unless otherwise provided in this Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that this Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in this Article VI and Article VII hereof. Except as otherwise provided herein, Holders of Claims shall not be entitled to postpetition interest, dividends, or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Disbursing Agent

With respect to Distributions made on the Effective Date, the Debtors may be the Disbursing Agent. With respect to Distributions made after the Effective Date, the Distribution Trustee may be the Disbursing Agent (provided that the Distribution Trustee may hire professionals or consultants to assist with making disbursements or to act as the Disbursing Agent, and any references herein to the Distribution Trustee as the Disbursing Agent shall be deemed to apply to any such agents of the Distribution Trustee, as applicable) and shall cause all distributions to be made to Holders of Claims after the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing

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Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

Any costs and expenses incurred by the Distribution Trustee in its capacity as Disbursing Agent shall be subject to Article IV.D.14.

C.	Distributions to Distribution Trust Beneficiaries
1.	Payments and Distributions on Disputed Claims

Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

2.	Reserves for Distribution Trust Beneficiaries

On and after the Effective Date, no Distributions to the Second Priority Distribution Trust Beneficiaries shall be made (a) prior to the Administrative Claims Bar Date, or (b) after the Administrative Claims Bar Date which would, after giving effect to such Distributions, result in the Distribution Trust Assets being less than the Disputed Claims Reserve Amount.

3.	Distributions to First Priority Distribution Trust Beneficiaries

The Disbursing Agent shall remit to each First Priority Distribution Trust Beneficiary, on the first Distribution Date to occur that is at least thirty (30) days (or such fewer days as may be agreed by the Distribution Trustee in its sole discretion) after the date on which such First Priority Distribution Trust Beneficiary’s Claim is Allowed, any Distributions to which such First Priority Distribution Trust Beneficiary would have been entitled under this Plan on account of its Claim had such Claim been Allowed as of the Effective Date.

4.	Distributions to Second Priority Distribution Trust Beneficiaries

Subject to Article VI.C.2, on each Distribution Date, the Disbursing Agent shall make Distributions of the Distribution Trust Assets to the Second Priority Distribution Trust Beneficiaries.

With respect to Holders of Disputed Class 5 General Unsecured Claims, upon any such Disputed Class 5 General Unsecured Claim becoming an Allowed Claim, the Holder of such Allowed Claim shall be deemed to be a Second Priority Distribution Trust Beneficiary. On the first Distribution Date that is at least thirty (30) days (or such fewer days as may be agreed by the Distribution Trustee in its sole discretion) after the date on which a Holder of a Disputed Class 5 General Unsecured Claim becomes a Second Priority Distribution Trust Beneficiary, the Disbursing Agent shall remit to the Holder of such Allowed Claim any Distributions such Holder would have been entitled to under this Plan had such Holder been a Second Priority Distribution Trust Beneficiary as of the Effective Date.

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D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions
1.	Distribution Record Date

As of the close of business on the Distribution Record Date, the various transfer registers for each Class of Claims as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes in the record Holders of any Claims. The Disbursing Agent shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Record Date. In addition, with respect to payment of any cure amounts or disputes over any cure amounts, neither the Debtors nor the Disbursing Agent, as applicable, shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Claim.

2.	Delivery of Distributions in General; De Minimis Distributions

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution. Notwithstanding anything to the contrary contained in the Plan, neither the Debtors, prior to the Effective Date, nor the Distribution Trustee thereafter, shall be required to distribute, and neither shall distribute, Cash or other property to the Holder of any Allowed Claim if the amount of Cash or other property to be distributed on account of such Claim is less than $50. Any Holder of an Allowed Claim on account of which the amount of Cash or other property to be distributed is less than $50 shall be forever barred from asserting such Claim against the Debtors, the Estates, the property of the Debtors or the Distribution Trust, or the Distribution Trustee.

3.	Minimum Distributions of New Common Stock

If a Reorganization occurs, no fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

4.	Undeliverable Distributions and Unclaimed Property
a.	Failure to Claim Undeliverable Distributions

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed

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property under section 347(b) of the Bankruptcy Code at the expiration of ninety (90) days after the date any such undeliverable distribution was attempted to be made without further order of the Bankruptcy Court. After such date, all unclaimed property or interests in property shall revert to the Distribution Trust as Distribution Trust Assets (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged and forever barred without further order of the Bankruptcy Court.

b.	Failure to Present Checks

Checks issued by the Disbursing Agent on account of Allowed Claims, if any, shall be null and void if not negotiated within ninety (90) days after the issuance of such check without further order of the Bankruptcy Court. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the issuance of such check shall have its Claim for such un-negotiated check discharged and shall be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Estates without further order of the Bankruptcy Court. In such cases, any Cash held for payment on account of such Claims shall be Distribution Trust Assets, free of any Claims of such Holder with respect thereto. Nothing contained herein shall require the Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

E.	Compliance with Tax Requirements/Allocations

In connection with this Plan, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Disbursing Agent reserves the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances. The Distribution Trustee may require, in the Distribution Trustee’s reasonable discretion and as a condition to the receipt of any distribution under the Plan, that the Holder of an Allowed Claim complete and return to the Distribution Trustee (or Disbursing Agent, as applicable) the appropriate Form W-8 or Form W-9, as applicable and including all relevant attachments, to each Holder. Notwithstanding any other provision of the Plan, (a) each Holder of an Allowed Claim that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution and (b) the Distribution Trustee has the right, but not the obligation, to not make a distribution to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements reasonably satisfactory to the Distribution Trustee (or Disbursing Agent, as

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applicable) for the payment and satisfaction of such withholding tax obligations; provided that any such distribution must comply with all tax withholding and reporting requirements imposed by any Governmental Unit. If the Holder of a Claim fails to complete and return to the Distribution Trustee (or Disbursing Agent, as applicable) the appropriate Form W-8 or Form W-9 within one hundred eighty (180) days of the request by the Distribution Trustee (or Disbursing Agent, as applicable), then such Holder shall have its Claim forfeited and shall be forever barred, estopped, and enjoined from asserting any such Claim against the Estates. In such cases, any Cash held for payment on account of such Claims shall be Distribution Trust Assets, free of any Claims of such Holder with respect thereto. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount (as determined for U.S. federal income tax purposes) of such Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

F.	Surrender of Cancelled Instruments or Securities

As a condition precedent to receiving any distribution on account of its Allowed Claim, each Holder of a Claim shall be deemed to have surrendered the Certificates or other documentation underlying each such Claim, and all such surrendered Certificates and other documentations shall be deemed to be canceled pursuant to Article IV.K hereto, except to the extent otherwise provided herein.

G.	Manner of Payment

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check, wire transfer, automated clearing house, or as otherwise required or provided in applicable agreements.

H.	Foreign Currency Exchange Rate

Except as otherwise provided in a Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition), on the Effective Date.

I.	Distributions on Account of Obligations of Multiple Debtors

For all purposes associated with distributions under the Plan, each Class 5 General Unsecured Claim that has been asserted against multiple debtors will be treated as a single Claim and shall result in a single distribution under the Plan.

J.	Claims Paid or Payable by Third Parties
1.	Claims Paid by Third Parties

The Distribution Trustee shall reduce a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a Debtor or the Distribution Trustee.

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To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or the Distribution Trustee on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Distribution Trust to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the distribution date.

2.	Claims Payable by Third Parties

No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers, under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Article VII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Disputed Claims

Before the Effective Date of the Plan, the Debtors shall have the sole authority to object to all Claims. After the Effective Date, the Distribution Trustee shall have the sole authority to object to all Claims against the Debtors; provided that the Distribution Trustee shall not be entitled to object to any Claim that has been expressly Allowed by Final Order or under the Plan. Except as expressly provided in any Bankruptcy Court order entered in the Chapter 11 Cases on or prior to the Effective Date (including the Confirmation Order), the Distribution Trustee after Consummation will have and retain any and all rights and defenses the Debtors had with respect to any Claim as of the Petition Date. In the event that any objection to a Claim filed by the Debtors remains pending as of the Effective Date, the Distribution Trustee shall be deemed substituted for the Debtors as the objecting party.

On and after the Effective Date, the Distribution Trustee shall have the sole authority to litigate, compromise, settle, otherwise resolve, or withdraw any objections to all Claims, to compromise and settle any such Claims, and to administer and adjust the official register of Claims in the Chapter 11 Cases to reflect any such settlement or compromises, in each case without notice to or approval by the Bankruptcy Court.

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No Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order (including, without limitation, the Confirmation Order) in the Chapter 11 Cases allowing such Claim. Notwithstanding any other provisions of this Plan, no payments or Distributions shall be made on account of a Disputed Claim until such Claim becomes an Allowed Claim.

B.	Estimation of Claims

The Distribution Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Distribution Trustee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Distribution Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.

Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen (14) calendar days after the date on which such Claim is estimated. All of the aforementioned objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

C.	Adjustment to Claims or Interests Without Objection

Any duplicate Claim or Interest, any Claim against any Debtor that has been paid or satisfied, or any Claim against any Debtor that has been amended or superseded, canceled, or otherwise expunged (including pursuant to the Plan), may, in accordance with the Bankruptcy Code and Bankruptcy Rules, be adjusted or expunged (including on the Claims Register, to the extent applicable) by the Distribution Trustee without the Distribution Trustee having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim or Interest against the same Debtor may be adjusted or expunged on the Claims Register at the direction of the Distribution Trustee without the Distribution Trustee having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

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D.	No Distributions Pending Allowance

Notwithstanding anything to the contrary herein, if any portion of a Claim against any Debtor is Disputed, or if an objection to a Claim against any Debtor or portion thereof is Filed as set forth in this Article VII, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

Article VIII.

CONDITIONS PRECEDENT TO THE Effective date

A.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following provisions, terms, and conditions are satisfied (or waived pursuant to the provisions of Article VIII.B hereof), and the Effective Date shall occur on the date upon which the last of such conditions are so satisfied and/or waived:

a.	the Bankruptcy Court shall have entered the Confirmation Order, which shall:
(i)	authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;
(ii)	decree that the provisions in the Confirmation Order and the Plan are nonseverable and mutually dependent;
(iii)	authorize the Debtors, as applicable/necessary, to: (A) implement the Restructuring Transactions; (B) distribute the New Common Stock pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; and (C) make all distributions and issuances as required under the Plan, including cash and, as applicable/necessary, the New Common Stock;
(iv)	authorize the implementation of the Plan in accordance with its terms; and
(v)	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject
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to any stamp, real estate transfer, mortgage recording, or other similar tax to the fullest extent permissible;

b.	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;
c.	the final version of each of the Plan and all documents contained in any supplement to the Plan, including the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been Filed in a manner consistent in all material respects with this Plan and in a form reasonably acceptable to the Second Lien Agent;
d.	the Debtors shall have fully funded the Professional Compensation Escrow Account, the Distribution Trust Expense Reserve, and the Self-Insured Escrow Account;
e.	to the extent invoiced, the payment in cash in full of all Restructuring Expenses;
f.	the sale of Proterra Powered to Volvo Battery Solutions LLC shall have been consummated substantially on the terms described in that certain Notice of Successful Bidder Regarding Debtors’ Powered Assets [Docket No. 525];
g.	the sale of Proterra Transit shall have been consummated or the Second Lien Agent shall have approved, with such approval not to be unreasonably withheld, a plan for the wind-down of Proterra Transit; and
h.	the Debtors shall have implemented the Restructuring Transactions and all transactions contemplated in this Plan in a manner consistent with this Plan.
B.	Waiver of Conditions

Each of the conditions to Confirmation and to Consummation set forth in this Article VIII may be waived by the Debtors with the written consent of the Second Lien Agent without notice, leave, or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate this Plan.

C.	Effect of Nonoccurrence of Conditions

If the Consummation of this Plan does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any claims by or Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders or any other Entity in any respect.

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Article IX

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims and Interests and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to sections 1123 and 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Distribution Trustee may compromise and settle Claims against the Estates and Causes of Action against other Entities.

B.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, as of the Effective Date, each of the Released Parties is unconditionally, irrevocably, generally, individually, and collectively, released, acquitted, and discharged by the Debtors, the Reorganized Debtors, any Wind Down Debtor, and each of their Estates, including any successors to the Debtors or any Estate’s representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, from any and all Causes of Action, including any Avoidance Actions or derivative Causes of Action asserted or assertable by or on behalf of a Debtor, the Reorganized Debtors, any Wind Down Debtor, or any of their Estates, any Causes of Action that any Debtor, the Reorganized Debtors, any Wind Down Debtor, or any of their Estates would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against or Interest in a Debtor or other Entity, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise that the Debtors, the Reorganized Debtors, any Wind Down Debtor, or their Estates (whether individually or collectively) ever had, now has, or thereafter can, shall, or may have, based on or relating to, or in any manner arising from, in whole or in part: (a) the Debtors, the Debtors’ in- or out-of-court restructuring efforts, the Marketing Process, intercompany transactions, the Chapter 11 Cases, the purchase, sale, or rescission of any security of the Debtors, any Sale, the formulation, preparation, dissemination, negotiation, or filing of the Sale Documents, Plan Support Agreement, the Disclosure Statement, or the Plan, including the Plan Supplement; (b) any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any

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Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Sales, the Plan Support Agreement, the Disclosure Statement, or the Plan, including the Plan Supplement; (c) the business or contractual arrangements between any Debtor and any Released Party, whether before or during the Debtors’ restructuring, or the restructuring of Claims and Interests before or during the Chapter 11 Cases; (d) the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is affected by or classified in the Plan; (e) the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including any issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement; or (f) any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from or relating to any of the foregoing, including, without limitation, the Prepetition Loan Documents, any Interests, and all matters relating thereto.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above shall not release: (a) to the extent that any Claims or other Causes of Action against the Debtors are not released pursuant to the Plan, are not discharged pursuant to the Plan, or are Disputed, any rights of the Debtors, the Reorganized Debtors, and the Wind Down Debtors to assert any and all counterclaims, crossclaims, offsets, indemnities, claims for contribution, defenses, and similar claims or other Causes of Action in response to such Causes of Action; (b) any commercial Cause of Action arising in the ordinary course of business, such as accounts receivable and accounts payable on account of goods and services being performed; (c) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any other document, instrument, or agreement executed to implement the Plan (including those set forth in the Plan Supplement); (e) any obligations of any party or Entity under the Sale Documents; (f) any Retained Causes of Action; or (g) any Causes of Action asserted or assertable by any Debtor against any non-Debtor party to any Retained Cause of Action.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) essential to the Confirmation of the Plan; (b) an exercise of the Debtors’ business judgment; (c) in exchange for the good and valuable consideration and substantial contributions provided by the Released Parties; (d) a good faith settlement and compromise of the Causes of Action released by the Debtor Release; (e) in the best interests of the Debtors and all Holders of Claims and Interests; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Debtors, the Reorganized Debtors, the Wind Down Debtors, and the Estates, including any successors to the Debtors or any Estate’s representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, asserting any Cause of Action released pursuant to the Debtor Release.

Each of the Debtors expressly acknowledges that although ordinarily a general release may not extend to Claims or Causes of Action that each Debtor does not know or

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suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered, and taken into account in determining to enter into the above releases described in this Plan, the possible existence of such unknown losses or Claims or Causes of Action. Without limiting the generality of the foregoing, each Debtor expressly waives and relinquishes any and all rights and benefits such party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity that provides that a release does not extend to Claims or Causes of Action that the claimant does not know or suspect to exist in its favor at the time of providing the release or that may in any way limit the effect or scope of the releases with respect to released Claims or Causes of Action that such party did not know or suspect to exist in such party’s favor at the time of providing the release, which in each case if known by it may have materially affected its settlement with any Released Party, including, without limitation, California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each of the Debtors expressly acknowledges that the releases and covenants not to sue contained in the Plan are effective regardless of whether those released matters or released Claims or Causes of Action are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen.

C.	Releases by the Releasing Parties

As of the Effective Date, each of the Releasing Parties other than the Debtors shall, and shall be deemed to have, expressly, absolutely, unconditionally, irrevocably, generally, individually, and collectively, released, acquitted, and discharged each of the Released Parties from any and all Causes of Action, including any Avoidance Actions or derivative Causes of Action asserted or assertable by or on behalf of a Debtor, the Reorganized Debtors, any Wind Down Debtor, or any of their Estates, and any Causes of Action asserted or assertable by or on behalf of the Holder of any Claim or Interest or other Entity, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise that the Releasing Parties (whether individually or collectively) ever had, now have, or thereafter can, shall, or may have, based on or relating to, or in any manner arising from, in whole or in part: (a) the Debtors, the Debtors’ in- or out-of-court restructuring efforts, the Marketing Process, intercompany transactions, the Chapter 11 Cases, the purchase, sale, or rescission of any security of the Debtors, any Sale, the formulation, preparation, dissemination, negotiation, or filing of the Sale Documents, the Plan Support Agreement, the Disclosure Statement, or the Plan, including the Plan Supplement; (b) any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the

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Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Sales, the Plan Support Agreement, the Disclosure Statement, or the Plan, including the Plan Supplement; (c) the business or contractual arrangements between any Debtor and any Released Party, whether before or during the Debtors’ restructuring, or the restructuring of Claims and Interests before or during the Chapter 11 Cases; (d) the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is affected by or classified in the Plan; (e) the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including any issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement; or (f) any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from or relating to any of the foregoing, including, without limitation, the Prepetition Loan Documents, any Interests, and all matters relating thereto.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above shall not release, prejudice, limit, impact, or otherwise impair: (a) to the extent that any Causes of Action against any Releasing Party are not released or discharged pursuant to the Plan, any rights of such Releasing Party to assert any and all counterclaims, crossclaims, offsets, indemnities, claims for contribution, defenses, and similar claims in response to such Causes of Action; (b) any rights of the First Lien Agent or Second Lien Agent to (i) payment of fees, expenses, and indemnification obligations as against any money or property distributable to holders of Claims under the First Lien Credit Facility or the Second Lien Convertible Notes, respectively, including any rights to priority of payment and/or to exercise charging liens or (ii) seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan and Confirmation Order, as applicable; (c) any commercial Cause of Action arising in the ordinary course of business, such as accounts receivable and accounts payable on account of goods and services being performed; (d) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement executed to implement the Plan (including those set forth in the Plan Supplement); (f) any obligations of any party or Entity under the Sale Documents; or (g) any Cause of Action asserted or assertable by any Releasing Party against any non-Debtor party to any Retained Cause of Action

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) essential to the Confirmation of the Plan; (b) given in exchange for the good and valuable consideration and substantial contributions provided by the Released Parties; (c) a good faith settlement and compromise of the Causes of Action released by the Third-Party Release; (d) in the best interests of the Debtors and their Estates; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; (g) consensual; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

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Each of the Releasing Parties expressly acknowledges that although ordinarily a general release may not extend to Claims or Causes of Action that the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered, and taken into account in determining to enter into the above releases described in this Plan, the possible existence of such unknown losses or Claims or Causes of Action. Without limiting the generality of the foregoing, each Releasing Party expressly waives and relinquishes any and all rights and benefits such party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity that provides that a release does not extend to Claims or Causes of Action that the claimant does not know or suspect to exist in its favor at the time of providing the release or that may in any way limit the effect or scope of the releases with respect to released Claims or Causes of Action that such party did not know or suspect to exist in such party’s favor at the time of providing the release, which in each case if known by it may have materially affected its settlement with any Released Party, including, without limitation, California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each of the Releasing Parties expressly acknowledges that the releases and covenants not to sue contained in the Plan are effective regardless of whether those released matters or released Claims or Causes of Action are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen.

D.	Exculpation

To the fullest extent permitted by applicable law, no Exculpated Party will have or incur any liability to any person or Entity for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action related to any act or omission in connection with, relating to, or arising out of, the Debtors’ restructuring efforts, the Chapter 11 Cases, preparation for the Chapter 11 Cases, the filing of the Chapter 11 Cases, formulation, preparation, dissemination, negotiation, filing, or termination of the Sale Documents, the Plan Support Agreement, the Disclosure Statement, or the Plan, including the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with any of the foregoing, the Sales, the funding of the Plan, the occurrence of the Effective Date, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, the issuance of securities pursuant to the Plan, the issuance of the New Common Stock, or the distribution of property under the Plan or any other

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related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, gross negligence, or willful misconduct, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The foregoing shall not be deemed to release, affect, or limit any post-Effective Date rights or obligations of the Exculpated Parties under the Plan, any Restructuring Transaction, or any other document, instrument, or agreement executed to implement the Plan (including those set forth in the Plan Supplement).

The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

E.	Discharge; Injunction

This Article IX.E shall become effective only in the event that a Reorganization occurs.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or their Affiliates with respect to any Claim or Interest on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing). The Confirmation Order shall be a judicial

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determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released pursuant to the Plan provisions setting forth the releases granted by the Debtors or the Releasing Parties, or discharged pursuant to the Plan, or are subject to exculpation pursuant to the article of the Plan which provides for the exculpation of the Exculpated Parties, shall be permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Wind Down Debtors, the Exculpated Parties, or the Released Parties or the Distribution Trust: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has, on or before the Effective Date, asserted such setoff right in a document filed with the Bankruptcy Court (i.e., a timely filed motion or proof of claim) explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

F.	Non-Discharge of the Debtors; Injunction

This Article IX.F shall become effective only in the event that a Plan Support Agreement Termination occurs.

In accordance with section 1141(d)(3) of the Bankruptcy Code, the Plan does not discharge the Debtors. Section 1141(c) nevertheless provides, among other things, that the property dealt with by the Plan is free and clear of all Claims and Interests against the Debtors. As such, no Entity holding a Claim or Interest may receive any payment from, or seek recourse against, any assets that are to be distributed under the Plan other than assets required to be distributed to that Entity under the Plan. All parties are precluded from asserting against any property to be distributed under the Plan any Claims, rights, Causes of Action, liabilities, or Interests based upon any act, omission, transaction, or other activity that occurred before the Effective Date except as expressly provided in the Plan or the Confirmation Order.

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Except as otherwise expressly provided for in the Plan or Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities are permanently enjoined, on and after the Effective Date, on account of or in connection with any Claim or Interest or Cause of Action, from:

a.	commencing or continuing in any manner any action or other proceeding of any kind against any of the Debtors, the Wind Down Debtors, their Estates, or the Distribution Trustee;
b.	enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any of the Debtors, the Wind Down Debtors, their Estates, or the Distribution Trustee;
c.	creating, perfecting or enforcing any encumbrance of any kind against any of the Debtors, the Wind Down Debtors, their Estates, or the Distribution Trustee;
d.	asserting any right of setoff or subrogation of any kind against any obligation due from any of the Debtors, the Wind Down Debtors, their Estates, or the Distribution Trustee, except to the extent a right to setoff or subrogation is asserted with respect to a timely filed proof of Claim or motion filed before the Effective Date; or
e.	commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Interest or Cause of Action released under this Article IX.

Such injunction shall extend to any successors and assigns of the Debtors, the Wind Down Debtors, their Estates, or the Distribution Trustee and their respective assets and properties. Any Entity injured by any willful violation of such injunction may seek actual damages and, in appropriate circumstances, may seek punitive damages from the willful violator.

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the Chapter 11 Cases are closed.

G.	Setoffs

Except as otherwise expressly provided for in the Plan, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law or as may be agreed to by the Holder of a Claim or an Interest, each Debtor, the Reorganized Debtors, each Wind Down Debtor, or the Distribution Trustee (as applicable) may set off against any Allowed Claim or Allowed Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Allowed Interest (before any distribution is made on account of such Allowed Claim or Allowed Interest), any claims, rights and Causes of Action of any nature that such Debtor, the Reorganized Debtors, each Wind Down Debtor, or the Distribution Trustee, as

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applicable, may hold against the Holder of such Allowed Claim or Allowed Interest, to the extent such claims, rights or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by such Debtor, the Reorganized Debtors, each Wind Down Debtor, or the Distribution Trustee of any such claims, rights and Causes of Action that such Debtor, the Reorganized Debtors, each Wind Down Debtor, or the Distribution Trustee may possess against such Holder. In no event shall any Holder of Claims or Interests be entitled to set off any Claim or Interest against any claim, right or Cause of Action of the applicable Debtor, the Reorganized Debtors, each Wind Down Debtor, or the Distribution Trustee unless such Holder has timely Filed a motion or proof of claim with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date.

H.	Release of Liens

Except as otherwise specifically provided in the Plan, the Confirmation Order, or any other document, instrument, or agreement executed to implement the Plan (including those set forth in the Plan Supplement), on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to (a) if a Reorganization occurs, the Reorganized Debtors, and (b) if a Plan Support Agreement Termination occurs, the Distribution Trust, and in either case ((a) or (b)), their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors; provided that no mortgage, deed of trust, Lien, pledge, or other security interest against any property of the Estates in favor of any Allowed Secured Claim shall be released prior to satisfaction and/or payment of such Allowed Secured Claim in full in accordance with the Plan. Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, at the sole cost and expense of the (a) if a Reorganization occurs, the Reorganized Debtors, and (b) if a Plan Support Agreement Termination occurs, the Distribution Trust, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by (a) if a Reorganization occurs, the Reorganized Debtors, and (b) if a Plan Support Agreement Termination occurs, the Distribution Trust, to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

In addition, the First Lien Agent and Second Lien Agent shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Proterra, the Wind Down

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Debtors, the Distribution Trustee, or any Purchaser, as applicable, to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Debtors, Reorganized Proterra, or the Distribution Trustee to file UCC-3 termination statements (to the extent applicable) with respect thereto.

Article X.

BINDING NATURE OF PLAN

This plan shall bind all holders of claims AGAINST and Interests IN THE DEBTORS TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (i) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN, (II) has filed a proof of claim in the chapter 11 cases, or (iii) FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR VOTED TO REJECT THE PLAN.

Article XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors, and this Plan to the fullest extent permitted by law, including, without limitation, jurisdiction to:

a.	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

b.	decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

c.	resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (iii) any dispute related to the Sales; (iv) any dispute regarding whether a contract or lease is or was executory or expired; and (v) any other dispute arising out of the Debtors’ assumption and assignment of any executory contract between any Debtor and any LG Party or other counterparty of a Debtor;

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d.	ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan and adjudicating any and all disputes arising from or relating to the distributions under the Plan;

e.	adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

f.	adjudicate, decide, or resolve any and all matters related to Causes of Action, including any claims that may be brought against, or on behalf of, any Debtor, any director, officer, employee, creditor, member, interest holder, or other Released Party or Exculpated Party of a Debtor in their capacity as such (including to enforce the release and exculpation provisions of this Plan);

g.	adjudicate, decide, or resolve any and all matters related to sections 1141 and 1145 of the Bankruptcy Code;

h.	enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

i.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

j.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions and other provisions contained in Article IX hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

k.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI hereof;

l.	enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, or vacated;

m.	determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement, including the Distribution Trust Agreement and any other document in the Plan Supplement;

n.	enter an order or final decree concluding or closing the Chapter 11 Cases;

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o.	consider any modifications of the Plan to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

p.	hear and determine disputes arising in connection with Sales;

q.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

r.	enforce all orders previously entered by the Bankruptcy Court; and

s.	adjudicate all other matters over which the Bankruptcy Court has jurisdiction;

provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum-selection or dispute-resolution clause that refers disputes to a different court and any disputes concerning documents contained in the Plan Supplement that contain such clauses shall be governed in accordance with the provisions of such documents.

Article XII.

MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

A.	Modifications and Amendments

Subject to the limitations and rights contained in this Plan: (a) the Debtors reserve the right, with the prior written consent of the Second Lien Agent and in accordance with the Bankruptcy Code and the Bankruptcy Rules to amend or modify this Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors may, with the written consent of the Second Lien Agent and upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, and the Debtors may make appropriate technical adjustments and modifications to the Plan (including the Plan Supplement) without further order or approval of the Bankruptcy Court; provided that such adjustments and modifications do not materially and adversely affect the treatment of Holders of Claims or Interests.

B.	Effect of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date and to File subsequent chapter 11 plans, subject to the consent rights set forth in the Plan Support Agreement. If the Debtors revoke or withdraw this Plan subject to the terms hereof, or if Confirmation or Consummation does not occur, then: (a) this Plan shall be null and void in all

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respects; (b) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (c) nothing contained in this Plan shall: (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

D.	Substantial Consummation of the Plan

Substantial consummation of the Plan under Bankruptcy Code section 1101(2) shall be deemed to occur on the Effective Date.

Article XIII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article VIII.A and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the final versions of the documents contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, the Wind Down Debtors, the Distribution Trustee, any and all Holders of Claims or Interests (irrespective of whether their Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors and each of their respective heirs executors, administrators, successors, and assigns.

B.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

C.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Plan shall become Effective. Neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan or the Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests before the Effective Date.

D.	Service of Documents
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Any pleading, notice, or other document required by this Plan to be served on or delivered to the Debtors on or prior to the Effective Date shall be sent to:

Proterra Inc
1815 Rollins Road
Burlingame, CA 94010
Attention:	Jeffrey E. Mitchell, General Counsel (jmitchell@proterra.com)
Justin Pugh, Chief Transformation Officer
(justin.pugh@fticonsulting.com)

with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Robert A. Britton (rbritton@paulweiss.com)
Michael J. Colarossi (mcolarossi@paulweiss.com)

-and-

Young Conaway Stargatt & Taylor, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Attention:	Pauline K. Morgan (pmorgan@ycst.com)
Andrew L. Magaziner (amagaziner@ycst.com)
Shella Borovinskaya (sborovinskaya@ycst.com)

Any pleading, notice, or other document required by this Plan to be served on or delivered to the Debtors on or after the Effective Date shall be sent to the Distribution Trustee at the notice address set forth in the Distribution Trust Agreement.

E.	Dissolution of Committees

On the Effective Date, all Statutory Committees shall dissolve automatically, whereupon its members, Professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except for purposes of filing applications for Professional compensation in accordance with Article II.A.2 hereof and any appeal of the Confirmation Order.

F.	Nonseverability of Plan Provisions

If, before Confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance

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acceptable to the Debtors and, to the extent required by the Plan Support Agreement, the Second Lien Agent; provided, further, that the Debtors may seek an expedited hearing before the Bankruptcy Court to address any objection to any such alteration or interpretation of the foregoing. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent and, to the extent required by the Plan Support Agreement, the Second Lien Agent’s consent; and (c) nonseverable and mutually dependent.

G.	Return of Security Deposits

Unless the Debtors have agreed otherwise in a written agreement or stipulation approved by the Bankruptcy Court or assumed by the Debtors, all security deposits provided by the Debtors to any Person or Entity at any time after the Petition Date shall be returned to the Distribution Trustee within twenty (20) days after the Effective Date, without deduction or offset of any kind, provided that if such security deposit relates primarily to Proterra Energy it will be returned to the Debtors or Reorganized Debtors, as applicable.

H.	Entire Agreement

Except as otherwise indicated herein, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

I.	Exhibits

All exhibits hereto and in the Plan Supplement, including but not limited to the Distribution Trust Agreement, are incorporated into and are a part of the Plan as if set forth in full in the Plan. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

J.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code and any applicable non-bankruptcy law, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan, and, therefore, will have no liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

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K.	Closing of Chapter 11 Cases

The Distribution Trustee shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases, provided that, as of the Effective Date, the Distribution Trustee may submit separate orders to the Bankruptcy Court under certification of counsel previously provided to the U.S. Trustee closing certain individual Chapter 11 Cases and/or changing the name(s) of any remaining Debtor(s) and the case caption of any remaining open Chapter 11 Case as desired, provided further that matters concerning Claims may be heard and adjudicated in one of the Debtors’ chapter 11 cases that remains open regardless of whether the applicable Claim is against a Debtor in a Chapter 11 Case that is closed. Any request for nunc pro tunc relief shall be made on motion served on the U.S. Trustee, and the Bankruptcy Court shall rule on such request after notice and a hearing. Upon the filing of a motion to close the last Chapter 11 Case remaining open, the Distribution Trustee shall file a final report with respect to all of the Chapter 11 Cases pursuant to Local Rule 3022-1(c) as set forth in Article IV.I hereof.

L.	Filing of Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

M.	Deemed Acts

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party by virtue of the Plan and the Confirmation Order.

N.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed prior to the Confirmation Date.

[Remainder of page intentionally left blank.]

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Dated: December 17, 2023

Respectfully submitted,

Proterra Inc and Proterra Operating Company, Inc.
(as Debtors and Debtors in Possession)

/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	Chief Executive Officer & President

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